As filed with the Securities and Exchange Commission on
 December 5, 2003
                                                   Registration No. 333-106160

==============================================================================


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                             AMENDMENT NO. 3
                                   TO
                                FORM SB-2
                         REGISTRATION STATEMENT
                                  Under
                        The Securities Act of 1933

                               m-Wise, Inc.
                             ---------------
       (Name of small business issuer as specified in its charter)


        Delaware                     4812                   11-3536906
     -------------                ----------               ------------
(State or Jurisdiction of       Primary SIC Code          (IRS Employer
incorporation or organization)                           Identification No.)


  10 Hasadnaot Street                        The Company Corporation
Herzeliya Pituach, Israel 46728          2711 Centerville Road, Suite 400
  Telephone +972-9- 9581711                  Wilmington, Delaware 19808
-------------------------------              Telephone (800) 420-9771
 (Address, including zip code,           -----------------------------------
  and telephone number, including         (Name, address, including zip code,
 area code of Registrant's principal        and telephone number, including
      executive  offices)                   area code, of agent for service)


copy to:
                     Jay M. Kaplowitz, Esq.
         Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
                 101 East 52nd Street, 9th floor
                    New York, New York 10022
             Tel. (212) 752-9700; Fax (212) 980-5192


     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

     If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]




                              - i -





                                                     Proposed Maximum     Proposed Maximum
     Title of Each Class of            Amount to       Offering Price          Aggregate         Amount of
   Securities to be Registered       Be Registered      Per Share(1)        Offering Price   Registration Fee


common stock offered by
selling stockholders...................6,000,000         $    0.16         $    960,000        $   77.66

Total..................................6,000,000                           $    960,000        $   77066  (2)



      (1) Estimated solely for purposes of calculating the registration fee. The proposed maximum offering price per share is based upon the expected public offering price of $0.16 per share pursuant to Rule 457(a). The common stock is not traded on any market and the Registrant makes no representation hereby as to the price at which its common stock shall trade. Fee rate is $80.90 per $1 million pursuant to Release 33-8095.
      (2)  Filing fee paid with initial filing.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.



























                              - ii -





         Subject to Completion, Dated December 5, 2003

    Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                     PRELIMINARY PROSPECTUS

                          m-Wise, Inc.
                6,000,000 Shares of common stock

   The 6,000,000 shares of our common stock are being offered by the selling stockholders. The expenses of the offering, estimated at $80,000, will be paid by Hilltek Investments Limited, the selling stockholder herein. We will not receive any proceeds from the sale of shares by the selling stockholder. The offering by the selling stockholder will last for a period of twelve months from the date of this prospectus. There is currently no trading market for our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     Please see "Risk Factors" beginning on page 5 to read about factors you should consider before buying shares of our common stock.

Initial Offering Price    Sales Commissions    Total to selling stockholders
----------------------------------------------------------------------------

Per share    $0.16               (1)                 $    0.16

Total    $ 960,000               (1)                 $ 960,000

----------------------------------------------------------------------------


(1) We will not receive any proceeds from this offering. No person has agreed to underwrite or take down any of the securities. For sales on any trading market, sales commissions will be limited to those paid in similar market transactions. For private sale transactions, no sales commission can be paid. There is no minimum amount of securities which may be sold. The Initial Offering Price is $0.16 per share. Following commencement of any public trading market the sales price of the common stock will likely fluctuate in accordance with market price.








           The date of this prospectus is ____, 2003.

                          [GRAPHIC OMITTED]












Illustration: schematic architecture of m-Wise core technology - the MOMA Gateway platform

                       PROSPECTUS SUMMARY

   The following summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and our financial statements and the notes accompanying the financial statements appearing elsewhere in this prospectus.

   The company

     We develop, manufacture and support an application gateway marketed under the brand MOMA Gateway. MOMA provides middleware technology that mediates and integrates between various key enterprise applications such as billing, reporting, provisioning, third-party management, development, content, customer relationship management and application platforms for cellular operators and other wireless application service providers. Our clients include prominent global wireless application service providers and wireless operators.

     Our technology allows our clients to enable consumers to utilize and purchase data and multimedia value added services, such as applications for handset personalization (ring tones and images, for example), news, entertainment and chat via cellular phones and other wireless devices. We primarily operate through original equipment manufacturers (OEMs) and regional sales representatives to sell our products. Our revenues are primarily derived from license fees and we spend a significant portion of our revenues on continuing research and development. Our cumulative losses as of September 30, 2003 were $9,884,768. The segment of the technology industry in which we operate has been characterized by volatility and financial instability.


SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated financial data and other data are qualified by reference to, and should be read in conjunction with, our financial statements and their related notes appearing elsewhere in this prospectus and "Management's Discussion and Analysis." The selected statement of operations data shown below for the fiscal years ended December 31, 2002 and 2001 and the balance sheet data as of December 31, 2002 are derived from our audited financial statements and the selected statement of operations data shown below for the nine months ended September 30, 2003 and 2002 and the balance sheet data as of September 30, 2003 are derived from our unaudited interim financial statements included elsewhere in this prospectus.


Statement of Operations Data:



                                         YEAR ENDED           NINE  MONTHS ENDED
                                         December 31,             September 30,
                                     2001           2002       2002         2003


Sales                                $-           $1,051,975   $435,100     $402,188
Cost of Sales                        $-              $89,719   $90,371      $88,304
Gross Profit
General and
 Administrative Expenses             $1,388,424   $1,129,059   $866,292     $1,069,930
Research and Development Expenses    $1,178,259   $1,243,219   $743,374     $261,586
Net Loss                             $4,442,913   $2,726,828   $2,083,278   $1,542,241


                                            As of
                                    December 31,   September 30,
                                    2002           2003
Balance Sheet Data:
Current Assets                      $463,866       $265,458
Total Liabilities                   $8,192,157     $8,829,284
Stockholders' Equity (Deficiency)   $(7,211,299)   $(8,227,635)




The Offering

  The offering is being made by the selling stockholders.

     Securities Offered:.......   6,000,000 shares of common stock.

     Initial Offering Price....   $0.16 per share.

     Offering Period:..........   Until 12 months from the date of
                                  this prospectus.

Risk Factors...................   The securities offered hereby involve
                                  a high degree of risk and immediate
                                  substantial dilution and should not be
                                  purchased by investors who cannot afford the loss of their entire investment. See
                                  "Risk Factors".

Common stock Outstanding(1)
  Before Offering:.............   69,506,898 shares


Common stock Outstanding(1)
  After Offering:..............   69,506,898 shares

(1) Does not include up to 51,221,730 shares of common stock issuable upon the exercise or conversion of currently outstanding options or warrants. All above mentioned calculations were made on a fully diluted basis, whereby the exercise of all warrants and options reserved for grant under our employee stock option plans were calculated as if all such warrants and options were exercised.


    Our corporate offices are located at 10 Hasadnaot Street, Herzeliya Pituach, Israel 46728, and our telephone number is +972-9- 9581711. Information contained on our web pages at "www.m-wise.com" does not constitute part of this prospectus.

                           RISK FACTORS

An investment in our common stock involves a high degree of risk. In addition to other information contained in this prospectus, you should carefully consider the following risk factors and other information in this prospectus before investing in our common stock.

We have had operating losses and limited revenues to date and do not expect to be profitable in the foreseeable future.


    We have incurred net losses for each of the years ended December 31, 2002 and 2001 in the amounts of $2,726,828 and $4,442,913, respectively, and for the nine months ended September 30, 2003 and 2002 in the amounts of $1,542,241 and $2,083,278, respectively. We expect to continue to incur losses for at least the foreseeable future. Through September 30, 2003, we had an accumulated deficit of approximately $9,884,768. We also have had limited revenues. Revenues for the years ended December 31, 2002 and 2001 were $1,051,975 and $ -0-, respectively, and for the nine months ended September 30, 2003 and 2002 were $402,188 and $435,100, respectively. There can be no assurance that we will achieve or sustain profitability in the foreseeable future.


Without additional equity or debt financing we cannot carry out our business plan.

    Our current business plan involves substantial costs, primarily those costs associated with the restructuring of our subsidiaries and supporting the sales efforts of our channel partners. While cash generated by our operations will cover most of such costs, any current anticipated revenues will be insufficient to cover all of such costs. If we are unable to secure additional equity or debt financing our results of operations will be adversely affected.

The timing of our sales could fluctuate and lead to performance delays.

    The timing of our sales have fluctuated in the past and, we believe, are likely to continue to fluctuate from period to period depending on a number of factors, including but not limited to the timing and receipt of significant orders, the timing of milestone payments within the license schedules, the timing of completion of contracts, increased competition, or changes in the demand for our products and services. Timing of sales could cause a lack of cash and delay our completion of contracts, and we could face cancellation of contracts for that reason, which could have a materially adverse impact on our operations.

Our stockholders have pre-emptive rights to purchase securities of m-Wise, which could impair our ability to raise capital.


    Except for certain exempt issuances set forth in the Investors' Rights Agreement, certain of our stockholders have certain pre-emptive rights to purchase their pro-rata portion of any of our securities which we may, from time to time, propose to sell and issue. Unless these rights are waived by certain of our stockholders, the delay occasioned by the procedures inherent in the pre-emptive right could make it difficult or impossible for us to secure outside equity financing.

We operate internationally and are subject to currency fluctuations, which could cause us to incur losses even if our operations are profitable.

    We currently operate directly and through original equipment manufacturers (OEMs) and regional sales representatives in the European Union, United Kingdom, Singapore and Taiwan. Our research and development operations are conducted in Israel and we expect to operate in additional markets, each with its own currency.
  Contracts can be denominated in one of several currencies.
  A change in currency rates could cause us losses as we perform under the contract or as we are paid. We do not engage in currency trading operations to minimize this risk, but we might if warranted in the future. Also, our revenues earned abroad may be subject to taxation by more than one jurisdiction, and this could have the effect of reducing our earnings.

We are dependent upon certain major customers, and the loss of one or more of such customers could adversely affect our revenues and profitability.


   During the year ended December 31, 2002, approximately 73% of our sales were from sales to three customers, and 36% of sales were to one customer. During the nine month period ended September 30, 2003, approximately 75% of our sales were from sales to 2 customers and 62% of sales were to one customer. The agreement with a customer typically includes a down payment over a period in which our system is installed, and subsequent payments which are a function of actual use by the end-users of the system. At the current stages of our business, the loss of any one of our major customers would seriously affect our revenues and profit.


Our auditors have rendered a going concern emphasis opinion on our financial statements.

    Our auditors have expressed concern as to our ability to continue as a going concern. If our business is ultimately unsuccessful, the assets on our balance sheet could be worth significantly less than their carrying value and the amount available for distribution to stockholders on liquidation would likely be insignificant.

Penny stock rules could make it hard to resell your shares.

    Our common stock does not meet the listing requirements for any trading market other than the OTC Bulletin Board. The OTC Bulletin Board may not approve our listing. Consequently, the liquidity of our securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in securities analysts' and the news media's coverage of us, and lower prices for our securities than might otherwise be attained.

    In addition, the "penny stock" rules limit trading of securities not traded on NASDAQ or a recognized stock exchange, or securities which do not trade at a price of $5.00 or higher, in that brokers making trades in those securities must make a special suitability determination for purchasers of the security, and obtain the purchaser's consent prior to sale. The application of these rules may make it difficult for purchasers in this offering to resell their shares.

U.S. investors may have trouble in attempting to enforce liabilities based upon U.S. Federal securities laws against us and our subsidiaries and our non-U.S. resident directors.


    Our research and development operations are conducted through our subsidiary, m-Wise Ltd., which is incorporated and located in Israel, and our marketing and sales operations are conducted [either directly by us or] through original equipment manufacturers (OEMs) and regional sales representatives. All of our tangible assets are located outside the United States. In addition, all of our directors are non-US citizens. As a result, it may be difficult or impossible for United States investors to serve process within the United States upon management or to enforce a judgment upon management for civil liabilities in United States courts.

Risks Related to our Location in Israel

Our research and development facilities are located in Israel and we have important facilities and resources located in Israel which could be negatively affected due to military or political tensions.

      Our Israeli subsidiary, m-Wise Ltd., is incorporated under the laws of the State of Israel and our research and development facilities as well as significant executive officers are located in Israel. Although a substantial portion of our sales are currently being made to customers outside of Israel, political, economic and military conditions in Israel could nevertheless directly affect our operations. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors and a state of hostility, varying in degree and intensity, has led to security and economic problems for Israel. We could be adversely affected by any major hostilities involving Israel, the interruption or curtailment of trade between Israel and its trading partners, a significant increase in inflation, or a significant downturn in the economic or financial condition of Israel. Despite the progress towards peace between Israel and its Arab neighbors, the future of these peace efforts is uncertain. Several Arab countries still restrict business with Israeli companies which may limit our ability to make sales in those countries. We could be adversely affected by restrictive laws or policies directed towards Israel or Israeli businesses.

Certain of our officers and employees are required to serve in the Israel Defense Forces and this could force them to be absent from our business for extended periods.

    Several of our male employees located in Israel are currently obligated to perform annual reserve duty in the Israel Defense Forces and are subject to being called for active military duty at any time. The loss or extended absence of any of our officers and key personnel due to these requirements could harm our business.

The rate of inflation in Israel may negatively impact our costs if it exceeds the rate of devaluation of the NIS against the dollar.


     Substantially all of our revenues are denominated in dollars or are dollar-linked, but we incur a portion of our expenses, principally salaries and related personnel expenses in Israel, in New Israeli Shekels (NIS). In 2002, 48%, and in the nine months ended September 30, 2003, 30% of our costs were incurred in NIS. As a result, we are exposed to the risk that the rate of inflation in Israel will exceed the rate of devaluation of the NIS in relation to the US Dollar or that the timing of this devaluation will lag behind inflation in Israel.
In that event, the dollar cost of our operations in Israel wil increase and our dollar-measured results of operations will be adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                         USE OF PROCEEDS

      We will not receive any proceeds from the sale of the securities being registered herein.

                        DIVIDEND POLICY

     We have not paid any dividends on our common stock. We are prohibited from paying dividends under certain promissory notes in the aggregate principal amount of $1.8 million held
by Syntek Capital AG and DEP Technology Holdings Ltd.   We
currently intend to retain any earnings for use in our business, and therefore do not anticipate paying cash dividends in the foreseeable future.

    MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


     There is currently no market for our securities, including our common stock being offered herein, and there has never been a market for our common stock. As of November
30, 2003, there were 11 record holders of stock of our common stock.

     There are currently outstanding warrants for the purchase of 7,362,858 shares of common stock and 43,858,872 shares of common stock reserved under employee stock option plans pursuant to which additional shares may be issued; and an Investors' Rights Agreement with certain of our stockholders. As of November 30, 2003, 69,506,898 shares of common stock are issued and outstanding , including the 6,000,000 shares of common stock which have been registered for resale in this prospectus. There are 63,506,898 shares of common stock or common stock equivalents which can be resold in the public market in reliance upon the safe harbor provisions of Rule 144.

     We are a party to an Investors' Rights Agreement dated January 11, 2001, with certain of our stockholders. Under this agreement, we agreed to provide certain holders of our stock with demand registration rights, applicable six months after the effective date of this registration statement (12 months in the case of a registration statement on Form S-3); to file our reports in accordance with Section 13 of the Securities Exchange Act of 1934 and otherwise ensure that our financial information is "publicly available" for purposes of Rule 144; provide the investors thereunder with copies of our financial statements on a periodic basis; provide access to our books and records; and obtain key man life insurance in the amount of $1,000,000 on each of Messrs. Broudo and Ben-Asulin (which has not been complied with).why deleted as appears at the IRA? The holders were also granted certain registration rights which are either inapplicable to this registration statement or have been waived. Certain rights under the Investors' Rights Agreement terminate immediately prior to a firm commitment underwriting under the Securities Act or a public offering effected on the London, Paris or Frankfurt Stock Exchanges, provided such firm commitment underwriting is for no less than $20,000,000 net of underwriting discounts and commissions and such underwriting reflects m-Wise a pre-money valuation of no less than $60,000,000.

Equity Compensation Plan Information

-----------------------------------------------------------------------------
Plan category              Number of        Weighted-       Number of
                           Securities to    average         securities
                           be issued        exercise        remaining
                           upon exercise    price of        available for
                           of               outstanding     future
                           outstanding      options,        issuance
                           options,         warrants and    under equity
                           warrants and     rights          compensation
                           rights                           plans (excluding
                                                            securities
                                                            reflected in
                                                            column (a))
-----------------------------------------------------------------------------
Equity                     48,479,802      $ 0.02          38,256
compensation
plans approved by
security holders
-----------------------------------------------------------------------------
Equity                     2,700,000      $ 0.01          3,672
compensation
plans not approved by
security holders
-----------------------------------------------------------------------------

           MANAGEMENT'S DISCUSSION AND ANALYSIS
  Overview


     We were incorporated in February 2000 and commenced operations immediately thereafter. We initially primarily provided pan-European wireless application service provider operations by hosted MOMA Gateway services to customers in the United Kingdom, Spain, France and Italy. We established data centers in Spain, Italy and France that were connected to our main data center in the United Kingdom. We had connectivity and billing arrangements with cellular operators that enabled us to provide our hosted services. Altogether we were enabling delivery and billing of value added data services to over 100 million wireless users by our clients, such as content and media providers, advertising agencies and entertainment companies.


     We gained strong credibility and experience as a wireless application service provider during calendar 2000 and 2001, while we continued to build and develop our wireless middleware product. The wireless application service providers' operations provided us the ability to commercially test our product across multiple geographic and vertical markets, to test our Gateway's management of multiple applications and services across various operators and partners, and to test our time-to-market and cost efficiencies in developing value added services using different protocols for the transmission of data and methods of user service interactions (e.g. SMS, IVR and J2ME). SMS, which stands for Short Messaging Service, is built into all GSM cellular phones and enables subscribers to send and receive text messages of up to 160 characters. IVR, which stands for Interactive Voice Response, is utilized,among others, for billing certain value added services using premium-rate fixed-line phone systems. J2ME, which utilizes Java programming technology built into certain cellular phones, enables applications to be written once for a wide range of devices, to be downloaded dynamically, and to leverage each device's native capabilities. However, we lacked sufficient financial and management resources to dominate the pan-European wireless application service providers market and achieve profitability. During the year ended December 31, 2001 we had no revenues and a net loss of $4,442,913. By December 31, 2001 we had invested $569,389 in equipment and had capital and lease costs of $84,414.

     Due to the high costs and low revenues in the European wireless application service provider (ASP) market, in 2002 our management decided to transition our focus away from pan-European wireless application service providers, toward installing and licensing our middleware technology at cellular operators and wireless application service providers worldwide, and to operate through original equipment manufacturers (OEMs) and regional sales representatives to sell our products. Therefore, our management decided to liquidate, or allow the liquidation of the UK subsidiary, m-Wise Ltd, and its three subsidiaries in Italy, France and Spain, by creditors and local legal authorities. Our UK subsidiary was dissolved pursuant to Section 652A of the Companies Act of 1985 on November 11, 2003. We are in the process of contacting the registrar in each of the countries of the subsidiaries of the UK subsidiary, to notify them that each subsidiary has ceased doing business and to request the dissolution of each subsidiary. As of September 30, 2003 we invested $3.2 million in the UK subsidiary and its subsidiaries. Our financial statements include the financial statements of those subsidiaries as the liquidation process of these subsidiaries is not yet finalized. This investment, an intercompany loan, is eliminated in the financial statements among the intercompany balances.


     Our shift away from hosted wireless application services using our gateway enabled us to focus more on the core middleware benefits of our technology in fiscal 2002. This shift toward installed gateways also coincided with growing interest, as documented by wireless industry analysts, among cellular operators and service providers for wireless middleware's capability to support strategic service delivery.

      In fiscal 2002 we channeled our research and development efforts to enhance and update our middleware technology to interface with advanced and emerging wireless technologies such as MMS (Multimedia Messaging Service - delivery of highly enhanced images and audio files) and J2ME. We also upgraded our middleware platform to incorporate modules for application deployment and management, for centralized management of multiple value added services and multiple third-party content and media providers, and for managing increased data traffic and real-time billing and reporting requirements.

      In fiscal 2002 we restructured our sales efforts toward establishing distribution channels via original equipment manufacturers (OEMs) and partnerships with major IT vendors and system integrators. During this period, we took important steps to move from a direct sales strategy to using channel partners and original equipment manufacturers to distribute our products.
We are therefore building partnerships with large original equipment manufacturers and system integrators that already have large sales teams, existing relationships with cellular operators, the visibility and brand value to interest potential new clients and the requisite financial backing to support the long sales cycle and finance our customers where necessary.

       Revenues


       We have experienced rapid revenue growth between the years ended December 31, 2000 and December 31, 2002. Our revenues grew from $26,216 in the year ended December 31, 2000 to $1,051,975 in the year ended December 31, 2002. Our revenues for the nine months ended September 30, 2003 decreased 8% to $402,188 from $435,100 for the nine months ended September 30, 2002. We derive revenues from product sales, licensing, revenue share, customer services and technical support. When we license our MOMA Gateway solutions to our customers we generate revenues by receiving a license payment, ongoing support fees which are typically 15% of the annual license payment, and professional service fees which are generated from our customers request for training, IT administration and tailoring of our products for their specific needs. When we license our products to our customers we install our product at a location specified by our client. We also derive revenue through our hosted services, whereby we enable customers to remotely use features of our MOMA Gateway (such as a mobile content sales and delivery service for ring tones and color images), which is installed and hosted at our location, and receive a set-up fee for launching the services for them, as well as a portion of our customer's revenues generated through our platform. When we provide hosted services we maintain the MOMA Gateway at our location on behalf of our customer.


     Customers and customer concentration. Historically we have derived the majority of our revenues from a small number of customers and, although our customer base is expanding, we expect to continue to do so in the future. In the year ended December 31, 2002, approximately 73% of our sales were from sales to three customers, and 36% of sales were to one customer.

     Geographical breakdown. We sell our products primarily in Europe and the Far East. For the year ended December 31, 2002, we derived 75% of our revenues from sales in Europe and 25% of our revenues from sales in the Far East.

Cost of revenues

Customer services and technical support cost of revenues consist of the salary and related costs for our technical staff that provide those services and support and related overhead expenses.


Operating expense

     Research and development. Our research and development expenses consist primarily of salaries and related expenses of our research and development staff, as well as subcontracting expenses. All research and development costs are expensed as incurred except equipment purchases that are depreciated over the estimated useful lives of the assets.

     General and administrative. Our general and administrative expenses consist primarily of salaries and related expenses of our executive, financial, administrative and sales and marketing staff. These expenses also include costs of professional advisors such as legal and accounting experts, depreciation expenses as well as expenses related to advertising, professional expenses and participation in exhibitions and tradeshows.

     Financing income and expenses

      Financing income consists primarily of interest earned on our cash equivalents balances and other financial investments and foreign exchange gains. Financing expenses consist primarily of interest payable on bank loans and foreign exchange losses.

        Critical Accounting Policies. We prepare our consolidated financial statements in conformity with accounting principles generally accepted in the U.S. As such, we are required to make certain estimates, judgments and assumptions that we believe are reasonable based upon the information available. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of the periods presented. To fully understand and evaluate our reported financial results, we believe it is important to understand our revenue recognition policy.

      Revenue recognition. Revenues from products sales are recognized in accordance with Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" ("SAB No. 101") when delivery has occurred provided there is persuasive evidence of an agreement, the fee is fixed or determinable and collection of the related receivable is probable.

             Technology license revenues are recognized in accordance with SAB No. 101 at the time the technology and license is delivered to the customer, collection is probable, the fee is fixed and determinable, a persuasive evidence of an agreement exists, no significant obligation remains under the sale or licensing agreement and no significant customer acceptance requirements exist after delivery of the technology.


      Revenue share is recognized as earned based on a certain percentage of our clients' revenues from selling services to end users. Usage is determined by receiving confirmation from the clients.


      Revenues relating to customer services and technical support are recognized as the services are rendered ratably over the period of the related contract.


Results of operations


Nine months ended September 30, 2003 compared to Nine months ended September 30, 2002

Revenues

      License fees and Products. Revenues from license fees and products decreased 42% to $203,450 for the nine months ended September 30, 2003 from $353,620 for the same period in 2002, primarily due to our corporate restructuring process and the change in the sales strategy involving a transition from direct sales to indirect sales (mainly local sales representatives and original equipment manufacturers agreements).


 Revenue share. Revenues from revenue share increased 143% to $18,876 for the nine months ended September 30, 2003 from $7,760 for the same period in 2002.

     Customer services and technical support. Revenues from customer service and technical support increased 144% to $179,862 for the nine months ended September 30, 2003 from $73,720 for the same period in 2002. The increase primarily consisted of revenues from ongoing customers who were not our customers during the first six months of 2002.

Cost of revenues

Customer services and technical support. Cost of customer services and technical support decreased 2% to $88,304 for the nine months ended September 30,2003 from $90,371 for the same period in 2002.

Operating expenses

     Research and development. Research and development expenses decreased 65% to $261,586 for the nine months ended September 30, 2003 from $743,374 for the same period in 2002. This decrease was primarily due to a reduction in the number of employees involved in research and development from fourteen (14) on September 30, 2002 to seven (7) on September 30, 2003. Since our products are now substantially developed, we reduced the number of our employees engaged in research and development. We do not currently intend to continue to reduce our research and development activities. We believe that we have assembled a small core of highly skilled and efficient technical personnel sufficient to conduct our current and future research and development activities. This decrease was also partially due to a $111,806 grant received from a joint Israeli Singapore government program. Research and development expenses, stated as a percentage of revenues, decreased to 65% for the nine months ended September 30, 2003, from 171% for the same period in 2002.

         General and administrative. General and administrative expenses increased 24% to $1,069,930 for the nine months ended September 30, 2003 from $866,292 for the same period in 2002. The increase in general and administrative expenses was primarily due to a $379,554 increase in payroll and related expenses mainly due to options granted for employee services and a $237,532 increase in professional services expenses, partially offset by a $199,106 decrease in marketing expenses, a $118,069 decrease in travel expenses and a $80,427 decrease in consulting expenses. General and administrative expenses as a percentage of revenues increased to 266% for the nine months ended September 30, 2003 from 199% for the same period in 2002. Our marketing expenses significantly decreased during the nine months ended September 30, 2003 as compared to the same period in 2002 as a result of the restructuring of our sales channels. Additionally, during the first quarter of 2003 we received a grant from the Fund of Overseas Marketing Encouragement at the Israeli Ministry of Industry and Trade in the amount of $22,357. Sales of our products are now primarily made through regional sales representatives, channel partners, distributors and original equipment manufacturers (OEMs), each of which conduct their own marketing efforts for our products. We expect this decrease in required marketing expenses to increase our future cash flow.


Financing income and expenses

     Financing income. Our financing income increased 1,292% to $5,789 for the nine months ended September 30, 2003 from $416 for the same period of 2002 due to foreign currency gains.

     Financing expenses. Our financing expenses increased 614% to $24,855 for the nine months ended September 30, 2003 from $3,480 for the same period of 2002.

Three months ended September 30, 2003 compared to Three months ended September 30, 2002


Revenues

      License fees and Products. Revenues from license fees and products decreased 70% to $89,000 for the three months ended September 30, 2003 from $296,224 for the same period in 2002, primarily due to our corporate restructuring process and the change in the sales strategy involving a transition from direct sales to indirect sales (mainly local sales representatives and original equipment manufacturers agreements).


Revenue share. Revenues from revenue share decreased 1% to $7,661 for the three months ended September 30, 2003 from $7,760 for the same period in 2002.

     Customer services and technical support. Revenues from customer service and technical support decreased 8% to $67,656 for the three months ended September 30, 2003 from $73,720 for the same period in 2002. The reason for this decrease is primarily related to incidental discounts in fees we had charged our customers for service and support in this period.

Cost of revenues
Customer services and technical support. Cost of customer services and technical support increased 68% to $26,065 for the three months ended September 30, 2003 from $15,474 for the same period in 2002. The reason for this increase is primarily due to the fact that we needed to spend more hours providing such services, which resulted in our incurring more costs in connection therewith.


Operating expenses

     Research and development. Research and development expenses decreased 89% to $26,962 for the three months ended September 30, 2003 from $248,496 for the same period in 2002. This decrease was primarily due to a reduction in the number of employees involved in research and development from fourteen (14) on September 30, 2002 to seven (7) on September 30, 2003. Since our products are now substantially developed, we reduced the number of our employees engaged in research and development. We do not currently intend to continue to reduce our research and development activities. We believe that we have assembled a small core of highly skilled and efficient technical personnel sufficient to conduct our current and future research and development activities. This decrease was also partially due to a $55,903 grant received from a joint Israeli Singapore government program research and development expenses, stated as a percentage of revenues, decreased to 16% for the three months ended September 30, 2003, from 66% for the same period in 2002.

          General and administrative. General and administrative expenses decreased 30% to $232,265 for the three months ended September 30, 2003 from $330,380 for the same period in 2002. The decrease in general and administrative expenses was primarily due
to a $125,958 decrease in consulting expenses.   General and
administrative expenses as a percentage of revenues increased to 141% for the three months ended September 30, 2003 from 87% for the same period in 2002.


Financing income and expenses.

     Financing income. Our financing income was $5,763 for the three months ended September 30, 2003 due to foreign currency gains.

     Financing expenses. Our financing expenses were $1,057 for the three months ended September 30, 2002.


Year ended December 31, 2002 compared to year ended December 31,
2001

Revenues

    License fees and Products. Revenues from license fees and products increased to $883,520 for the year ended December 31, 2002 as compared to $0 for the same period in 2001. This increase is primarily due to the fact that the revenues derived from our discontinued operations from our UK Subsidiary and its subsidiaries of $510,802 for the year ended December 31, 2001 are not included herein.

Revenue share. Revenues from revenue share increased to $7,760 for the year ended December 31, 2002 as compared to $0 for the same period in 2001. This increase is primarily due to the fact that the revenues derived from our discontinued operations from our UK Subsidiary and its subsidiaries of $5,252 for the year ended December 31, 2001 are not included herein.

     Customer services and technical support. Revenues from customer service and technical support increased to $160,695 for the year ended December 31, 2002 as compared to $0 for the same period in 2001. This increase is primarily due to the fact that the revenues derived from our discontinued operations from our UK Subsidiary and its subsidiaries of $69,840 for the year ended December 31, 2001 are not included herein.

Cost of revenues

Customer services and technical support. Cost of customer services and technical support increased to $89,719 for the year ended December 31, 2002 as compared to $0 for the same period in 2001. This increase is primarily due to the fact that the cost of revenues from our discontinued operations from our UK Subsidiary and its subsidiaries of $38,782 for the year ended December 31, 2001 are not included herein.


Operating expenses


     Research and development. Research and development expenses increased 6% to $1,243,219 for the year ended December
31, 2002 from $1,178,259 for the same period in 2001. This increase was primarily due to an increase of $358,780 in communications expenses and a $42,357 increase in travel expenses partially off set by a $316,575 decrease in salaries expenses. Research and development expenses, stated as a percentage of revenues, were 118% for the year ended December 31, 2002.


     General and administrative. General and administrative expenses decreased 19% to $1,129,059 for the year ended December 31, 2002 from $1,388,424 for the same period in 2001. This decrease was primarily due to a decrease of $256,363 in consulting expenses and a $146,160 decrease in professional services expenses partially offset by an increase of $82,132 other expenses. General and administrative expenses as a percentage of revenues were 107% for the year ended December 31, 2002.

Liquidity and capital resources


Our principal sources of liquidity since our inception have been private sales of equity securities, stockholder loans, borrowings from banks and to a lesser extent, cash from operations. We had cash and cash equivalents of $16,000 as of September 30, 2003 and $215,575 as of December 31, 2002. Our initial capital came from an aggregate investment of $1.3 million from Cap Ventures Ltd.
To date, we have raised an aggregate of $5,300,000 from placements of our equity securities (including the investment by Cap Ventures and a $4,000,000 investment by Syntek Capital AG and DEP Technology Holdings Ltd.). We have also borrowed an aggregate of $1,800,000 from Syntek Capital AG and DEP Technology Holdings Ltd. (See "Certain Transactions") and as of the date of this prospectus we have no funds available to us under bank lines of credit. We have a credit line agreement with Miretzky Holdings Limited, under which we have received approximately $300,000 as of September 30, 2003. The credit line is for $300,000, and is repayable only upon three days prior notice by Miretzky. The credit line has no determination date and does not
provide for interest payments.    Other than the said agreement
with Miretzky and the credit line fully provided to us to date, we do not have any commitments from any of our affiliates or current stockholders, or any other non-affiliated parties, to provide additional sources of capital to us. We will need approximately $1.0 million for the next twelve months for our operating costs which mainly include salaries, office rent and network connectivity, which total approximately $60,000 per month, and for working capital. We intend to finance this amount from our ongoing sales and through the sale of either our debt or equity securities or a combination thereof, to affiliates, current stockholders and/or new investors. Currently we do not believe that our future capital requirements for equipment and facilities will be material.

     Operating activities. For the nine months ended September 30, 2003 we used $233,409 of cash in operating activities primarily due to our net loss of $1,542,241, partially offset by an amount of $475,661 issuance of securities for services, a $300,000 increase in redemption premium on shares of Series B preferred stock and a $213,676 increase in other payables and accrued liabilities. In the same period in 2002, we used $1,536,147 of cash in operating activities primarily due to our net loss of $2,083,278 and from a $234,369 increase in accounts receivable and other current assets, partially offset by a $557,027 increase in trade accounts payable and a $300,000 increase in redemption premium on shares of Series B preferred stock. For the year ended December 31, 2002, we used $1,218,613 of cash in operating activities primarily due to our net loss of $2,726,828, partially offset by a $714,842 increase in trade accounts payable, a $400,000 increase in redemption premium on shares of Series B preferred stock and $218,121 depreciation expenses. In the same period in 2001, net cash used in operating activities totaled $3,764,249 primarily due to our net loss of $4,442,913 and a $183,689 increase in accounts receivable and other current assets, partially offset by a $400,000 increase in redemption premium on shares of Series B preferred stock and a $243,214 increase in other payables and accrued liabilities.

Investing and financing activities.

    Property and equipment consist primarily of computers, software, and office equipment.

   For the nine months ended September 30, 2003, net cash used in investing activities was $24,300 investment in equipment purchases. For the same period in 2002, net cash used in investing activities was $235,633 investment in equipment purchases. For the year ended December 31, 2002, net cash used in investing activities was $310,964 investment in equipment purchases. For the same period in 2001, net cash used in investing activities was $281,653 investment in equipment purchases.

     For the nine months ended September 30, 2003, net cash provided by financing activities was $7,890 increase in bank indebtedness. For the same period in 2002, net cash provided by financing activities was $1,489,167 due to $1,500,000 shareholders' loan received, partially offset by a decrease of $10,833 in bank indebtedness. For the year ended December 31, 2002, net cash provided by financing activities was $1,502,994 due to the receipt of $1,807,988 in shareholders' loans, partially offset by $ 300,000 in shareholders' loan repayment. For the same period in 2001, net cash provided by financing activities was $ 4,311,137 due to $ 4,000,304 from the issuance of common stock and the receipt of $300,000 in shareholders' loans.


Market Risk

     We do not currently use financial instruments for trading purposes and do not currently hold any derivative financial instruments that could expose us to significant market risk.

Corporate Tax Rate


     Our net operating loss carry-forwards in the United States for tax purposes amount to approximately $6.2 million as of September 30, 2003.


Impact of Inflation and Currency Fluctuation


Substantially all of our revenues are denominated in dollars or are dollar-linked, but we incur a portion of our expenses, principally salaries and related personnel expenses in Israel, in New Israeli Shekels (NIS). In 2002, 48%, and in the three months ended September 30, 2003, 30%, of our costs were incurred in NIS. As a result, we are exposed to the risk that the rate of inflation in Israel will exceed the rate of devaluation of the NIS in relation to the US Dollar or that the timing of this devaluation will lag behind inflation in Israel. In that event, the dollar cost of our operations in Israel will increase and our dollar-measured results of operations will be adversely affected.


Our auditors have included an explanatory paragraph in their report on our financial statements, relating to the uncertainty of our business as a going concern, due to our limited operating history, our lack of historical profitability, and limited funds. Management believes that it will be able to raise the required funds for operations from bank financings, or from one or more future offerings, and to be able to achieve our business plan. Risks inherent in the business as discussed under the caption "Risk Factors" may affect the outcome of Management's plans.

                             BUSINESS


  Background

    We were incorporated in Delaware in February 2000 under the name of Wireless Auctions, Inc. We develop, manufacture, market and support a software and hardware-based wireless application gateway marketed under the brand MOMA Gateway.
  A gateway, in the wireless industry, is an entry point for services and content from different types of media (such as the Internet, magazines, television) into the mobile networks, and through them to their customers- mobile phone users. The MOMA Gateway enables cellular operators and wireless application service providers to provide data and multimedia value-added services and content to their customers such as: person to person telephone calls, text messaging, ring tones, sports news and alerts, pictures and TV voting for contest shows, over wireless networks. Our gateway is an end-to-end application and middleware platform that includes monitoring, billing, reporting, content management, customer care, application development, generic application engines, third-party provisioning and centralized third-party management tools. These services are called value-added services in the wireless industry. Our platforms have been utilized since March 2000 in over 300 applications across more than 20 European and Asian networks for over 50 various internationally known content and media providers. These include applications such as games, information services, alerts, advertising and promotions, which were developed and delivered on a hosted basis for content and media providers, through our wholly-owned UK subsidiary and its Italian, French and Spanish subsidiaries. In the second half of 2002, we ceased operating and owning hardware infrastructure in order to concentrate on licenses and installed sales of our technology, and the operations of our UK subsidiary and its
  European subsidiaries were discontinued.   Shay Ben-Asulin
  and Mordechai Broudo were the directors of our wholly-owned UK subsidiary. Our UK subsidiary had three wholly-owned subsidiaries: (i) m-Wise s.a.r.l. (France), which previously provided sales and customer support in France, the sole officer and director is Mordechai Broudo, our Chief Executive Officer; (ii) m-Wise S.r.l. (Italy), which previously provided sales and customer support in Italy, the sole officer and director is Shay Ben-Asulin, our Chairman and Secretary; and (iii) m-Wise Spain, S.L, which previously provided sales and customer support in Spain, the sole officer and director is Mordechai Broudo. Our Israeli subsidiary is legally active in its jurisdiction of incorporation, however, our UK subsidiary was dissolved pursuant to Section 652A of the Companies Act of 1985 on November 11, 2003. We are in the process of contacting the registrar in each of the countries of the subsidiaries of the UK subsidiary, to notify them that each subsidiary has ceased doing business and to request the dissolution of each subsidiary. The liquidation of our UK subsidiary and its subsidiaries is not likely affect our revenues in Europe as our European clients contract directly with us, or via a channel partner.

    We operate mainly through m-Wise Ltd., our wholly-owned subsidiary in Israel. The officers of our Israeli subsidiary are Mordechai Broudo, Chief Executive Officer, Shay Ben-Asulin, Chairman, Asaf Lewin, Chief Technology Officer, and Gabriel Kabazo, Chief Financial Officer, and the directors are Shay Ben-Asulin and Mordechai Broudo. We currently sell our MOMA Gateway directly, through potential channel partners and
  through representative offices in Taiwan and Singapore.   We
  are currently pursuing two projects with LM Ericsson Israel Ltd., of which there can be no assurance that such projects will secure agreements with customers in the near future, if at all.


    We do not currently intend to seek to enter into a business combination with another business entity within at least twelve months following the date of this prospectus.

  Industry Background

  Growing Market for Value-added Services.

    The wireless communications market primarily consists of cellular telephone networks, but also includes pagers, personal digital assistants, and private mobile networks such as those used by utility companies and delivery services. Value added services constitute significant additional revenue sources for wireless networks, and have become essential components of cellular services in only a few years. This has been documented by industry analysts and journalists, as well as by the financial reports from various cellular operators that describe data services as a growing percentage of the carriers' revenues.

    Originally utilized solely for telephone communications, the wireless phone networks have added data and multimedia content for the benefit of their subscribers, such as:

   * SMS - short messaging service - enables subscribers to send and receive short (160 character) text messages and graphics images;
   * EMS - enhanced message service - enables subscribers to send and receive high quality images and graphics;
   * MMS - multimedia messaging service - enables the delivery of further enhanced images and audio files;
   * WAP - web application protocol - enables subscribers to access the internet and send and receive email;
   * Interactive media, such as quizzes and online gaming, enabled, inter alia, by Java (J2ME) technology;
   * Subscriber information, such as stock quotes or sports news;
   * "Push" technology, enabling content providers to broadcast advertisements to subscribers; and
   * Entertainment media, including radio stations, music and magazines.



      Our technology is referred to as middleware as it integrates the wireless telecommunications providers with mainstream information technology industries.
  Providers developing middleware technology supply a means
  of   integrating the wireless telecommunications providers,
  mainstream IT, and content and media provider industries to deliver value added services to wireless subscribers. The introduction of the wireless value added services industry has put an onus on cellular operators and service providers to use their internal operational infrastructure as an externally-facing, strategic service delivery platform. Wireless middleware technology seeks to form a crucial part of this platform, thus facilitating the cellular operators and service providers' efforts to connect to content partners and then deliver compelling services to their wireless subscriber base, regardless of the device used by the subscribers.


  Growing Importance of Middleware

    Our MOMA Gateway provides a centralized approach to middleware. We view the role of our middleware as central to the service offering by reducing the complexity in the supply chain. Wireless operators and wireless application service providers currently negotiate with a large number of industry players to deliver content, including access providers, payment providers, content aggregators and applications developers. We emphasize our business value as reducing service development costs for wireless operators and wireless application service providers by providing a single horizontal platform on which to build and deliver value added services, and on which to manage value added services content and billing relationships. We believe that the single middleware solution reduces the time spent negotiating with third parties to implement and run new services and then manage those agreements.

      We believe that middleware will play a central role in the wireless operator and wireless application service providers' service delivery offering. The core middleware will be installed on the operator and wireless application service provider's network to fulfill the functions of service development and management, with smaller versions of the gateway installed at the operator or wireless application service providers' subsidiaries in additional geographic markets to share central sources of information. This approach lowers the costs for the operator by centralizing the processes that are currently built individually by content provider, geographic market and other criteria.

  The m-Wise Strategy

    We believe that we were early to recognize the role of middleware in an increasingly complex platform strategy, and that we positioned ourselves to successfully prove the capacity of our application gateway to act as middleware for wireless value added services regardless of different standards, device types and billing infrastructures.
  One of the ways in which we are promoting our middleware technology is by addressing wireless operators and wireless application service providers requirements for a centralized platform on which to build and manage value added services content and applications from a number of different providers. In a similar approach, we are targeting wireless application service providers in order to provide them with a centralized platform on which to develop and deliver their own service offering.


  Products


      We develop, manufacture, market and support a software and hardware-based wireless application gateway marketed under the brand MOMA Gateway (MOMA is a middleware, i.e. a bundle of hardware and software parts that together provide all the functionalities described herein). The hardware consists of off the shelf products, which include an array of servers, network switches, high availability power supply and digital storage devices, that our customers purchase per our specifications or that we may purchase on their behalf, typically for no additional consideration other than the cost of such hardware components. The main software that runs these hardware components consists of the MOMA proprietary software code which we have developed. In addition, we use standard off the shelf software for which we purchase licenses for our use or on behalf of our customers and freeware (such as Linux, JSP, Microsoft SQL, Checkpoint's firewall solutions, Tomcat).


    Our MOMA Gateway middleware provides operators and service providers of wireless data systems an end-to end range of functionalities necessary to develop, manage and launch wireless value added services and transactions. These functionalities include, among others, the ability to:


   * Minimize the capital, commercial, training and technical requirements by providing a common platform for the operator or wireless application service provider's IT, marketing, customer care and billing departments to manage current and next-generation wireless value added services;
   * Minimize costs by providing a common platform for all third-party content and service providers to connect and bill through the operator or wireless application service provider's wireless network;
   * Increase value added services revenues by accelerating the time to market for third-parties, and by increasing the number of content providers, media companies and other enterprises able to enter the wireless value added services market;
   * Eliminate the common problem of un-billed premium value added services for pre-paid wireless subscribers by integrating in real-time with the operators legacy pre-paid billing system to ensure that an adequate pre-paid account balance exists prior to delivering the value added services to the subscriber;
   * Centralize and itemize the operator or wireless application service provider's reporting and billing for all value added services by third party, delivery channel (e.g. SMS, MMS or other) or billing mechanism
      (e.g. premium messaging, IVR, pre-paid data-card or other); and
   * Mitigate many typical problems, such as real-time billing, anti-spam policies, itemized value added services billing and adequate customer support, through the delivery of a live window and centralized controls for all value added services, billing modules and third-party providers.

      One example of how our middleware or MOMA Gateway works is as follows:

     (i) a consumer watching television sees an advertisement inviting the consumer to purchase and download a new ring tone for their cellular phone, by sending a SMS via their cellular phone;
     (ii) our customer, the mobile operator, will then send back to the consumer a SMS, redirecting them to a download site on the Internet ,where the consumer may retrieve the requested ring tone.


     To enable this type of service a middleware, such as our MOMA Gateway is required:


     (a) our middleware receives the consumer's SMS from the network, in this case the request to download a certain ring tone;
     (b)  our middleware then composes the response SMS to the consumer;
     (c) the middleware hosts the download site for the new ring tone and enables the mobile operator to monitor the response to the advertisement offering the new ring tone in real time;
     (d) our middleware enables the mobile operator to issue a variety of reports regarding its services, including revenue breakdown, billing and settlement;
     (e) our middleware enables our client to modify the content of their services, i.e. edit language of messages, add new content items for sale; and
     (f) our middleware interfaces with the mobile operator's network and can flexibly determine the billing and pricing arrangement between the consumer and mobile operator.


      The  functions described above are performed  by  the  MOMA
Gateway proprietary code that we have developed, which requires standard operating systems and hardware (mainly servers) to operate.


      We provide our customers with various services, such as standard-level product support and maintenance, product upgrades (typically at an annual fee of 15% of initial license price),
and remote   management  and  service  monitoring,  that  are  priced
separately. The MOMA Gateway software is designed to enable its users to customize and manage certain aspects of the product, such as the "look and feel" of the user interface, the language of the user interface, and the connection of the MOMA Gateway to external services. Further customization, when required, is also priced in addition to the license fee.


  Our MOMA Gateway, embodied in hardware and software technology, provides operators of mobile data systems the capability to offer the above services and other interactive content. Our technology facilitates necessary billing and customer service functions and interfaces with commercially available media content.

  Customers

  Our current wireless data customers include prominent global wireless application service providers and wireless operators. For 2002, 36% of our revenues were derived from our contract with one customer and 73% with three customers. For the year ended December 31, 2002, iTouch Plc represented 36% of our sales, Comtrend Corporation represented 25% of our sales and
Vodafone Omnitel represented 12% of our sales.   For the nine
months ended September 30, 2003, iTouch Plc represented 62% of our sales and The Mobile Service Company represented 13% of our sales.


  None of our customers are affiliated with us, our subsidiaries, or any of our officers, directors or principal shareholders.

  Partners

  We primarily operate through original equipment manufacturers (OEMs) and regional sales representatives to distribute and sell our products on a project by project basis. For example, we recently made a joint approach with Hewlett-Packard to one of the mobile operators in Thailand as a response to an RFP (request for purchase) issued by the said operator for a knowledge management system, which is one of the core and proprietary components of our MOMA gateway. The response and the commercial proposal were submitted by Hewlett-Packard in Thailand, which in this case would have been the prime contractor, responsible for delivery, installation and system integration, and we would have been the sub-contactor who licenses the product. For any approach of this type, whether joined with an original equipment manufacturer (OEMs) or a vendor, we execute a "teaming" agreement for the specific project, where we quote the "transfer price" (the actual price in which we license our product to such sales channel), and the sales channel then submits the proposal to the potential customer (a mobile operator), along with its price quotes for the installation and integration and our quote for the license fee. In some cases, Hewlett-Packard, or the sales channel, may add a sales margin/mark-up to our transfer price before they present it to the potential customer. We also intend to establish prime contractor relationships with major vendors such as Siemens and Ericsson, of which there can be no assurance. Under these contracts, a wireless carrier requests a major vendor, such as Siemens, Ericsson or Hewlett-Packard, to be the front-end supplier of our middleware/MOMA Gateway on our behalf, in return for a certain mark-up, typically of 20-30%, and other services like hardware provision, system integration and installation. The wireless carrier, through our prime contractor, will use our products to provide its customers services such as: news alerts, picture messages, game downloads and cellular handset personalization. We cannot assure you that any prime contractor relationships will be formed with either Siemens, Ericsson or Hewlett-Packard, or any other OEM or vendor.


  Research and Development

  We devote significant resources to research and development. In January 2003 we were jointly awarded with Hewlett Packard an SIIRD Grant (Singapore-Israel Research and Development Foundation government grant of $186,343 USD) to upgrade the MOMA Gateway to support MMS and J2ME (Java technology for wireless applications) for wireless carriers in the Far East. This grant was partially funded during the nine months ended September 30, 2003 and is reflected in our financial statements. We expect to continue significant research and development activities to integrate new technologies into our gateway. During the years ended December 31, 2001 and 2002 we expended $1,178,259 and $1,243,219, respectively, on research and development activities.


  Our Israeli subsidiary, m-Wise Ltd., was granted an "Approved Enterprise" status from the Israeli Ministry of Industry and Trade, for the expansion of its facilities in the city of Herzeliya in Israel. The Approved Enterprise status grants the subsidiary certain tax benefits and requires it to fulfill certain conditions and criteria, such as notify the Ministry with respect to, for example, the progress of and any change in its performance or its corporate structure and operations. Also, the subsidiary is required to obtain approval from the Ministry for certain transactions, including changes in its corporate equity holding of more than 49% of its ownership, whether by private placement or a public offering on a stock exchange.

  Intellectual Property

  Our intellectual property rights are important to our business. We protect our intellectual property rights with a combination of copyright, the use of contractual provisions with our customers and partners embodied in our license and partnership agreements, and procedures to maintain the confidentiality of trade secrets. Most of our intellectual property is embodied in software. The functionality of all software can eventually be reverse engineered, given enough time and resources. We rely on common law for protection of our trademarks "MOMA Gateway" and "m-Wise".

  Competition


  We encounter competition from numerous competitors, including hundreds of smaller companies addressing niche content markets. Our larger competitors include Cash-U Mobile Technologies Ltd. in SMS and MMS, Mobilitech, Inc. in J2ME and centralized technology platforms (middleware), Akumitti Ltd. in digital content platforms, Openwave Systems Inc. in application platforms, and LogicaCMG and Materna GmbH

Information & Communications in the middleware arena. We believe our competitive strengths are our superior technology, which was greatly enhanced since its release, and our technical experience in integrating our middleware with various third-party technologies already existing within the cellular operator or wireless application service providers network (e.g. SMSCs, MMSCs and legacy billing systems). We also believe our competitive strengths are further enhanced by our strong presence in the market through our sales to large local and global wireless service providers in each of the relevant vertical markets, partnering with industry-leading global and regional OEM/channel partners as well as local sales representatives, flexibility, and commercial experience in the industry.


  Employees

  Along with our subsidiaries we employ an aggregate of 11 employees, including our officers. Two employees (Messrs. Broudo and Ben-Asulin) are employed by m-Wise and 9 employees are employed by m-Wise Israel, two of whom also provide their services to us (Messrs. Kabazo and Lewin). All employment agreements with officers and directors are described under the caption "Executive Compensation". We believe our employee relations to be excellent. None of our employees is represented by a labor union, and all are employed on a full-time basis.

  Since we have determined to pursue an aggressive objective, which will require us to maintain competitive advantages in a range of areas, we intend to maintain a small core of highly skilled technical experts in key areas. This team will be responsible for maintaining the leadership of the technology platform, designing the future technology upgrades and products, and utilizing outsourced development firms on an as-needed basis to implement the necessary codes and assist in dealing with peaks derived from sales and projects.

  We anticipate that managing growth during 2004-2005 while maintaining a small core team will require us to hire, as required by growing sales volumes and distribution channels, a few additional personnel for technical support, account management and sales support for the distribution channels.

  Israeli law and certain provisions of the nationwide collective bargaining agreements between the Histadrut (General Federation of Labor in Israel) and the Coordinating Bureau of Economic Organizations (the Israeli federation of employers' organizations) apply to our Israeli employees. These provisions principally concern the maximum length of the work day and the work week, minimum wages, paid annual vacation, contributions to a pension fund, insurance for work-related accidents, procedures for dismissing employees, determination of severance pay and other conditions of employment. We provide our employees with benefits and working conditions above the required minimum. Furthermore, pursuant to such provisions, the wages of most of our employees are subject to cost of living adjustments, based on changes in the Israeli CPI (Consumer Price Index). The amounts and frequency of such adjustments are modified from time to time. Israeli law generally requires the payment of severance pay upon the retirement or death of an employee or upon termination of employment by the employer or, in certain circumstances, by the employee. We typically fund our ongoing severance obligations for our Israeli employees by making monthly payments for managers' insurance policies and severance funds.


  Israeli law provides that employment arrangements with employees who are not in senior managerial positions or positions who require a special degree of personal trust, or whose working conditions and circumstances do not facilitate employer supervision of their hours of work, must provide for compensation which differentiates between compensation paid to employees for a work week (as defined under Israeli law) or for maximum daily work hours and compensation for overtime work. The maximum number of hours of overtime is limited by law. Certain of our employment compensation arrangements are fixed and do not differentiate between compensation for regular hours and overtime work. Therefore, we may face potential claims from these employees asserting that the fixed salaries do not compensate for overtime work, however, we do not believe that these claims would have a material adverse effect on us.

  Facilities

  Our offices are located at 10 Hasadnaot Street, Herzeliya
Pituach, Israel 46728, in leased office space of approximately
250m2, which we believe is adequate for our current and future operating activities. Our monthly rent is $1,750.

    Israeli Tax Consideration

 Pursuant to the Law for the Encouragement of Capital Investments
(1959), the Government of the State of Israel, through the Investment Center, has granted an "Approved Enterprise" status to our Israeli subsidiary's facility in Herzelyia. Consequently, we are eligible for certain tax benefits for the first several years
in which we generate taxable income.   We have not, however,
begun to generate taxable income for purposes of this law and we do not expect to utilize these tax benefits for the near future. The benefits available to an approved enterprise are dependent upon the fulfillment of certain conditions and criteria. If we fail to comply with these conditions and criteria, the tax benefits that we receive could be partially or fully cancelled and we could be forced to refund the amount of the benefits we received, adjusted for inflation and interest. We currently believe that we will be entitled to receive these benefits, although there can be no assurances that we will be able to do so at this time. From time to time, the Government of Israel has discussed reducing or limiting the benefits. We cannot assess whether these benefits will be continued in the future at their current levels or at all.

     Legal Proceedings

  We are not a party to any material legal proceedings.

                           MANAGEMENT

  Directors and Executive Officers

  The members of our Board of Directors serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. The following are our directors and executive officers. All officers dedicate their full business time to our operations.


  Name                Age       Position

  Mordechai Broudo     45       Chief Executive Officer and Director
  Shay Ben-Asulin      35       Chairman of the Board and Secretary
  Gabriel Kabazo       31       Chief Financial Officer
  Asaf Lewin           38       Chief Technology Officer



  Mr. Mordechai Broudo is one of our co-founders and has been a director since our inception. Mr. Broudo has been acting as our Chief Executive Officer since June 2001. Before founding m-Wise, Mr. Broudo was the Chief Technology Officer of Need2Buy.com, Inc., now known as River One Inc.,which was funded by Mitsubishi and several leading venture capital firms, from November 1999 to March 2000. River One provides management software and services for manufacturers to control processes between customers and suppliers. From January 1997 to April 1998, Mr. Broudo served as the Managing Director of the New York office of Mercado DTL, a provider of advanced intelligent data management systems. Mr. Broudo received a Bachelors Degree in Computer Science from
Queens College, New York, in 1991.


  Mr. Shay Ben-Asulin is one of our co-founders and has been a director since our inception. Mr. Ben-Asulin has been acting as our Secretary and Chairman of the Board of Directors since June 2001, focusing mainly on our European operations, corporate strategy and funding and product planning. Before founding m-Wise, Mr. Ben-Asulin served as the Business Development and Wireless Content Manager, from April 1999 to March 2000, of PassCall Advanced Technologies Ltd., an Israeli start-up company based in New York, focused on web-based content and applications to wireless phones. In this position, Mr. Ben-Asulin acquired extensive knowledge and expertise of the wireless communications market, and developed sales and business development channels with US cellular operators, system integrators and media companies. From January 1998 to September 1999, Mr. Ben-Asulin served as the Chief Executive Officer of Mishin Investments Ltd., a privately-owned company that promoted multinational projects and investments in the Middle East region through business alliances in Israel and countries such as Jordan, Oman, Qatar and Egypt.


    Mr. Gabriel Kabazo, CPA, has served as our Chief Financial Officer since October 2002. From August 2000 to September 2002, Mr. Kabazo was the Controller of On Track Innovations Ltd., a high-tech manufacturing company in the business of contactless smart cards traded on the NASDAQ, with several subsidiaries worldwide (North America, South Africa, Asia and Europe) and over 200 employees, where he supervised the finance and accounting activities of the various subsidiaries, the ongoing management of the accounting department, preparation of budget plans, financial reports and reports to the SEC. Mr. Kabazo has led several initiatives to enhance efficiency and reduce company spending as required from market conditions and played a principal role in the preparation of On Track Innovations Ltd.'s public offering, working closely with company management, external attorneys and underwriters. From December 1997 to July 2000, Mr. Kabazo worked as a CPA, Senior Level, at Luboshitz Kasierer, one of
Israels  leading  CPA  firms.   Mr. Kabazo received a
Bachelors Degree in Accounting and Economics from the Faculty of Management of Tel-Aviv University in 1997 and is a Certified Public Accountant registered in Israel since 1999.



    Mr. Asaf Lewin has served as our Chief Technology Officer since June 2001. From March 2000 to September 2000, Mr.
Lewin was a co-founder and managing director at eCaddo Ltd., an Israeli start-up company in the field of scheduling/pricing solutions for online directories. From 1995 to March 2000, Mr. Lewin oversaw the development of several extensive visual reconnaissance systems at Elron Software (a wholly owned subsidiary of Elron Electronic

Industries and a recognized global leader in the development of innovative technology products and services for advanced networking and Internet infrastructures), in the capacity of division manager. Prior to his engagement by Elron Software in 1995, Mr. Lewin was engaged by the development team at the Israeli Air Force Avionics Software Center, where he participated in numerous research and development projects in a variety of languages and development environments. He was honored with an award of excellence from the Israeli Air Force Commander for a certain project. Mr. Lewin received a Bachelors Degree (cum laude) in Aeronautical Engineering from the Israeli Technion (the Israel Institute of Technology) in 1988.


  Audit Committee

  We  do  not have an audit committee.    Because of our  small
size and the risk attendant to a small public company, we are currently unable to attract an audit committee financial expert to our Board of Directors.

  Executive Compensation


  The following table sets forth the cash and all other compensation paid to our executive officers and directors during each of the last three fiscal years, including compensation from our subsidiaries. The remuneration described in the table includes our cost of any benefits which may be furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of our business. This table does not include certain options to purchase common stock granted to corporations controlled by Messrs. Broudo and Ben-Asulin (10,432,566 and 10,876,082 shares, respectively) since such options were granted in order to provide for anti-dilution protection, and not in connection with such individuals' employment.

                           Summary Compensation Table


----------------------------------------------------------------------------------------------------------------------------------
                            ANNUAL COMPENSATION                                        LONG TERM COMPENSATION
----------------------------------------------------------------------------------------------------------------------------------

Name and                                                      Other Annual           Awards              Payouts          All
Principal Position         Year      Salary          Bonus    Compensation           ------              -------         Other
                                                                             Restricted   Securities       LTIP       Compensation
                                                                               stock      Underlying     Payouts($)
                                                                              Awards($)  Options SARs(#)
----------------------------------------------------------------------------------------------------------------------------------

Shay Ben-Asulin            2002     $109,992            0            0            0            0            0              0
Chairman of the Board      2001      126,498            0            0            0            0            0
and Secretary              2000       83,333            0            0            0            0            0              0

----------------------------------------------------------------------------------------------------------------------------------
Gabriel Kabazo (1)         2002     $ 12,658            0            0            0            0            0              0
CFO                        2001            0            0            0            0            0            0
                           2000            0            0            0            0            0            0              0

----------------------------------------------------------------------------------------------------------------------------------
Mordechai Broudo           2002     $109,992            0            0            0            0            0              0
CEO                        2001     $126,498            0            0            0            0            0              0
                           2000     $ 83,333            0            0            0            0            0              0

----------------------------------------------------------------------------------------------------------------------------------



(1) Gabriel Kabazo's employment commenced in October 2002. The amounts shown for Messrs. Ben-Asulin and Broudo include for each $54,996 accrued but not paid in 2002.


  Employment Agreements

     Mordechai Broudo has an employment agreement dated January 8, 2001, as amended, pursuant to which he provides us with his services as Chief Executive Officer, for an initial period of three years, renewed automatically unless previously terminated. The agreement may be terminated, without cause, upon 90 days notice or by payment of three months salary, or may be immediately terminated by us, without cause, provided that Mr. Broudo receives six months severance pay. Mr. Broudo's current salary is $9,166 per month, plus 24 days paid annual vacation. In addition, we have a repurchase right with respect to Mr. Broudo's ownership, directly or indirectly (such as through his control of Proton Marketing LLC), of certain shares, options, warrants or other rights to acquire our shares, upon termination of Mr. Broudo's employment with us, which is not termination for "good reason" or without cause. The repurchase right shall expire on the earlier to occur of January 8, 2004, or upon the occurrence of certain events.


     Shay Ben-Asulin has an employment agreement dated January 8, 2001, as amended, pursuant to which he provides us with his services as Chairman of the Board of Directors and Secretary for an initial period of three years, renewed automatically unless previously terminated. The agreement may be terminated, without cause, upon 90 days notice or by payment of three months salary, or may be immediately terminated by us, without cause, provided that Mr. Ben-Asulin receives six months severance pay. Mr. Ben-Asulin's salary is $9,166 per month, plus 24 days paid annual vacation. In addition, we have a repurchase right with respect to Mr. Ben-Asulin's ownership, directly or indirectly (such as through his control of Putchkon.com, LLC), of certain shares, options, warrants or other rights to acquire our shares, upon termination of Mr. Ben-Asulin's employment with us, which is not termination for "good reason" or without Cause. The repurchase right shall expire on the earlier to occur of January 8, 2004, or upon the occurrence of certain events.

    Asaf Lewin has an employment agreement with the Israeli Subsidiary dated June 1, 2001, as amended, and serves as our Chief Technology Officer and the Chief Technology Officer of our Israeli subsidiary. Pursuant to his employment agreement, he receives NIS 33,000 per month. He also receives a manager's insurance policy, which will be transferred to him upon severance unless his employment is terminated for cause (or under circumstances in which Israeli law denies the right for severance payment). He also receives a vocational studies fund from us in the amount of 7.5% of his monthly salary. His employment agreement may be terminated upon 3 months notice without cause, or immediately for cause. He has received an option to purchase 5,336,822 shares of our common stock, subject to certain vesting schedules and certain other restrictions.

     Gabriel Kabazo has an employment agreement with the Israeli Subsidiary dated October 1, 2002, as amended, and serves as our Chief Financial Officer and the Chief Financial Officer of our Israeli subsidiary. Pursuant to his employment agreement, he receives NIS 15,000 per month. He also receives a manager's insurance policy, which will be transferred to him upon severance unless his employment is terminated for cause (or under circumstances in which Israeli law denies the right for severance payment). He also receives a vocational studies fund from us in the amount of 7.5% of his monthly salary. His employment agreement may be terminated upon one month's notice without cause, or immediately for cause. He has received an option to purchase 552,114 shares of our common stock, subject to certain vesting schedules and certain other restrictions.


Consulting Agreement

     On June 24, 2003, as amended and restated, we entered into an agreement with Hilltek Investments Limited ("Hilltek") for the provision of general business consulting services, as well as assisting us in coordinating the efforts of our attorneys and accountants, in connection with our intention to become publicly
traded on the Nasd's OTC Bulletin Board.   Management believes
that the services which Hilltek is providing to m-Wise allows management to focus its time and attention on m-Wise's business without the time, effort and expense associated with becoming a fully reporting issuer with the SEC and having its securities listed on the OTC Bulletin Board.

      In consideration for all services to be provided by Hilltek, Hilltek has received 6,000,000 fully paid and non-restricted (except by applicable law or as set forth in the agreement between us and Hilltek) shares of our common stock. Except for accounting and auditing expenses, by an SEC approved accountant, which shall be borne solely by us, all the costs associated with the aforementioned transactions shall be borne solely by Hilltek and we will not be required to pay any other amounts to Hilltek or any third parties.


Stock Option Plans

     We adopted an Israel Stock Option Plan (2003) (the "2003 Israeli Plan") and an International Share Option Plan (2003) (the "2003 International Plan") on January 16, 2003, by resolution of our Board of Directors and stockholders, and an Israel Share Option Plan (2001) and an International Share Option Plan (2001) by resolution of our Board of Directors on February 1, 2001. The Plans enable us to offer an incentive based compensation system to our employees, directors and consultants and employees, directors and consultants of our subsidiaries and/or affiliated companies.

  No options were granted in 2002.

  During the nine month period ended September 30, 2003, options to purchase our shares of common stock were issued to the following officers, directors and affiliates of m-Wise (and its subsidiaries), as well as to certain employees, former employees and service provider of m-Wise (and its subsidiaries), in the amounts listed next to their names pursuant to the Israel Share Option Plan (2001), Israel Stock Option Plan (2003) and the International Share Option Plan (2003):

Israel Share Option Plan  (2001):

Gabriel Kabazo - 150,000 options.

Additionally, an aggregate of 2,250,000 options were issued pursuant to the Israel Share Option Plan (2001) to other employees and former employees.

All options under the Israel Share Option Plan (2001) are exercisable into shares of common stock on a one-for-one basis.

Israel Stock Option Plan (2003):

Inter-Content Development for the Internet Ltd. -7,457,010 options.

Gabriel Kabazo -  402,114 options

Asaf Lewin -  5,336,820 options

     Additionally, an aggregate of 2,859,906 options were issued pursuant to the Israel Stock Option Plan (2003) to other employees.

     All options under the Israel Stock Option Plan (2003) are exercisable into shares of common stock on a one-for-one basis.


International Share Option Plan (2003):


Proton Marketing Associates, LLC - 10,432,566 options - beneficial owner is Mordechai Broudo, our CEO.

Putchkon.com, LLC - 10,876,080 options - beneficial owner is Shay
Ben-Asulin, our Chairman.


Additionally, an aggregate of 3,752,448 options were issued pursuant to the International Share Option Plan (2003) to former employees.

All options under the International Share Option Plan (2003) are exercisable into shares of common stock on a one-for-one basis.


  International Share Option Plan (2001)


     The International Share Option Plan (2001) is administ ered by the Board of Directors, or a committee appointed by the Board comprised of one or more of our directors (the "Administrator"). The Plan provides for the grant of Incentive Stock Options, Nonstatutory Stock Options or other options, as determined by the Administrator at the time of grant, to our employees, directors and consultants and of our subsidiaries. There are 300,000 shares of common stock authorized under the Plan. We may increase the number of shares authorized for issuance under the International Plan or may make other modifications to the Plan without stockholder approval, unless required under applicable law, however, no amendment may adversely change the existing rights of any option holder.
As of the date of this prospectus there were 300,000 options issued under the International Share Option Plan (2001).

     Any options which have been granted but not exercised may again be used for awards under the Plan. Nonstatutory stock options may be granted to service providers (employees, directors or consultants of m-Wise and its subsidiaries). Incentive stock options may only be granted to our directors, officers and employees employed by us or by our subsidiaries. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year exceeds $100,000, such options shall be treated as nonstatutory stock options. Except for certain circumstances, incentive stock options may not be granted at an exercise price less than 100% of the fair market value of the stock as of the date of grant (110% as to any 10% stockholder at the time of grant); non-qualified stock options may not be granted at a price less than 85% of fair market value of the stock as of the date of grant (110% as to any 10% stockholder at time of grant).


    Stock options may be exercised during a period of time fixed by the Administrator except that no stock option may be exercised more than ten (10) years (in the case of an incentive stock option, five (5) years if the optionee holds more than 10% of our voting power, or such shorter term as may be provided in the option agreement) after the date of grant, provided that upon our liquidation the vesting of the option may accelerate. If the optionee ceases to be a service provider as a result of death or disability, then the vested portion of the option may be exercised within such period of time as set forth in the option agreement (of at least six (6) months or for 12 (twelve) months if the option agreement does not specify such date, but in no event later than the expiration term of such option as set forth in the option agreement). Except in the case of options granted to officers, directors and consultants, options may become exercisable at a rate of no less than 20% per year over five
(5) years from the date of grant. In the discretion of the Administrator, payment of the purchase price for the shares of stock acquired through the exercise of a stock option may be made in cash, check, or by delivery of promissory notes or consideration received by us under a formal cashless exercise program adopted by us in connection with the Plan, or any combination of the foregoing methods of payment. Any option granted under the Plan is exercisable according to the terms of the Plan and of the option agreement and at such times and under such conditions as determined by the Administrator and set forth in the option agreement. Unless otherwise determined, shares issued upon exercise of an option are issued to the Optionee or in the name of the Optionee to a trustee, to be held either by the Optionee or the trustee on behalf of the Optionee, unless otherwise determined, until the initial underwritten public offering of our shares pursuant to an effective registration statement, prospectus or similar document in the United States or such other jurisdiction as is
determined by the Board of Directors.   In the event of a
merger by us with or into another corporation, or the sale of substantially all of our assets, and the successor corporation refuses to assume or substitute the outstanding options, then the option shall fully vest shall be fully exercisable for a period of fifteen (15) days from the date of the notice thereof to the optionee, and the option shall terminate upon the expiration of such period.


  Israel Share Option Plan (2001)


    The Israel Share Option Plan (2001) is administered by the Board of Directors, or a committee appointed by the Board. Our employees, directors, service providers and consultants and those of our subsidiaries and affiliates become participants in the Plan upon receiving option grants. There are 2,403,672 shares of common stock authorized under the Plan. We may increase the number of shares authorized for issuance under the Plan and extend the termination date of the Plan with the recommendation of the Board of Directors and the approval of the general meeting of our stockholders. The Plan is designed to conform to Section 102 of the Israeli Income Tax Ordinance and the rules promulgated thereunder, however, the Board of Directors, may, at its discretion, decide whether an option shall be granted pursuant to Section 102 or otherwise, to a trustee, Optionee or otherwise. Where a conflict arises between any section of the Plan, the option agreement and the provisions of the law and the rules, the latter shall apply and the Board of Directors in its sole discretion determines the necessary changes to be made to the Plan and its determination regarding this matter shall be final and binding. As of the date of this prospectus there were 2,400,000 options issued under the Israel Share Option Plan (2001).

       Options may be granted at a value as determined by the Board of Directors. Unless otherwise determined by the Board of Directors, shares issued upon exercise of options shall be issued and held by either the Optionee or a trustee until the completion of an initial underwritten public offering of our shares in the United States, or another jurisdiction decided by the Board of Directors, pursuant to an effective registration statement or similar document, but in the case of grants pursuant to Section 102, not less then the period required or approved pursuant to Israeli law, regulations or rules promulgated thereunder. A grantee who desires to exercise an option granted directly to him (and not through the trustee) shall so notify us in writing in such form as shall be prescribed by the Board of Directors from time to time. The Plan terminates and no option shall be granted after the ten (10) year anniversary of the Plan.


     Unless otherwise directed by the Board of Directors, options vest, subject to certain conditions, at the rate of 1/4 at the end of the first year and 1/16 every 3 months thereafter. The term of the options shall not be more than 8 years, provided that, and unless in each case the applicable option agreement provides otherwise, upon our liquidation 1/2 of the outstanding options held by or on behalf of a grantee shall be accelerated and become immediately vested and exercisable and upon the occurrence of certain "significant events" all outstanding options held by or on behalf on a grantee shall be accelerated and become immediately fully vested and exercisable. Upon dismissal of the employee for Cause, all options held by or on behalf of the grantee immediately expire. If the grantee's employment is terminated as a result of death, disability or retirement after age 60 with the approval of the Board of Directors, then the vested portion of the option may be exercised for a period of 12 (twelve) months.


     In the event that a grantee is exempt from vesting per iods the Board of Directors entitled to determine that where the grantee does not comply with the conditions determined by the Board or Directors or ceases to be an employee, the trustee, us or a company related to us thereof have the right to repurchase the shares from the grantee for nominal or any other consideration paid by the grantee, subject to applicable law. Any options which have been granted but not exercised may again be used for awards under the Plan. If our shares should be registered for trading on any stock exchange, then the options and/or shares allotted in accordance with the Plan may be made conditional to any requirement or instruction of the stock exchange authorities or of any other relevant authority acting pursuant to applicable law as shall exist from time to time.


  International Share Option Plan (2003)


     The International Share Option Plan (2003) is administ ered by the Board of Directors, or a committee appointed by the Board comprised of one or more of our directors (the "Administrator"). The Plan provides for the grant of Incentive Stock Options, Nonstatutory Stock Options or other options, as determined by the Administrator at the time of grant, to our employees, directors and consultants and of our subsidiaries. There are 25,061,094 shares of common stock authorized under the Plan. We may increase the number of shares authorized for issuance under the International Plan or may make other modifications to the Plan without stockholder approval, unless required under applicable law, however, no amendment may adversely change the existing rights of any option holder. As of the date of this prospectus there were 25,061,094 options issued under the International Share Option Plan (2003).


     Any options which have been granted but not exercised may again be used for awards under the Plan. Nonstatutory stock options may be granted to service providers (employees, directors or consultants of m-Wise and its subsidiaries). Incentive stock options may only be granted to employees, including officers and directors, employed by us and by our subsidiaries. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the optionee during any calendar year exceeds $100,000, such options shall be treated as nonstatutory stock options. Except for certain circumstances, incentive stock options may not be granted at an exercise price less than 100% of the fair market value of the stock as of the date of grant (110% as to any 10% stockholder at the time of grant); non-qualified stock options may not be granted at a price less than 85% of fair market value of the stock as of the date of grant (110% as to any 10% stockholder at time of grant).

     Stock options may be exercised during a period of time fixed by the Administrator except that no stock option may be exercised more than ten (10) years (in the case of an incentive stock option, five (5) years if the optionee holds more than 10% of our voting power, or such shorter terms as may be provided in the option agreement) after the date of grant, provided that upon our liquidation the vesting of the option may accelerate. If the optionee ceases to be a service provider as a result of death or disability, then the vested portion of the option may be exercised within such period of time as set forth in the option agreement (of at least six (6) months) or for 12 (twelve) months if the option agreement does not specify such date, but in no event later than the expiration term of such option as set forth in the option agreement). Except in the case of options granted to officers, directors and consultants, options may become exercisable at a rate of no less than 20% per year over five
(5) years from the date of grant. In the discretion of the Administrator, payment of the purchase price for the shares of stock acquired through the exercise of a stock option may be made in cash, check, or by delivery of promissory notes or consideration received by us under a formal cashless exercise program adopted by us in connection with the Plan, or any combination of the foregoing methods of payment. Any option granted under the Plan is exercisable according to the terms of the Plan and of the option agreement and at such times and under such conditions as determined by the Administrator and set forth in the option agreement. Unless otherwise determined, shares issued upon exercise of an option are issued to the Optionee or in the name of the Optionee to a trustee, to be held either by the Optionee or by the trustee on behalf of the optionee, unless otherwise determined, until the initial underwritten public offering of our shares pursuant to an effective registration statement, prospectus or similar document in the United States or such other jurisdiction as is determined by the Board of Directors. In the event of a merger by us with or into another corporation, or the sale of substantially all of our assets, and the successor corporation refuses to assume or substitute the outstanding options, then the option shall fully vest shall be fully exercisable for a period of fifteen (15) days from the date of the notice thereof to the optionee, and the option shall terminate upon the expiration of such period.


  Israel Stock Option Plan (2003)


     The Israel Stock Option Plan (2003) is administered by the Board of Directors, or a committee appointed by the Board. Our employees, directors, service providers and consultants and those of our subsidiaries and affiliates become participants in the Plan upon receiving option grants. There are 16,094,106 shares of common stock authorized under the Plan. We may increase the number of shares authorized for issuance under the Plan and extend the termination date of the Plan with the recommendation of the Board of Directors and the approval of the general meeting of our stockholders. The Plan is designed to conform to Section 102 of the Israeli Income Tax Ordinance and the rules promulgated thereunder, however, the Board of Directors, may, at its discretion, decide whether an option shall be granted pursuant to Section 102 or otherwise, to a trustee, Optionee or otherwise. Where a conflict arises between any section of the Plan, the option agreement and the provisions of the law and the rules, the latter shall apply and the Board of Directors in its sole discretion determines the necessary changes to be made to the Plan and its determination regarding this matter shall be final and binding. As of the date of this prospectus there were 16,055,850 options issued under the Israel Stock
Option Plan (2003).


    Options may be granted at a value as determined by the Board of Directors. Unless otherwise determined by the Board of Directors, shares issued upon exercise of options shall be issued and held either by the Optionee or by a trustee until the completion of an initial underwritten public offering of our shares in the United States, or another jurisdiction decided by the Board of Directors, pursuant to an effective registration statement or similar document, but in the case of grants pursuant to Section 102, not less then the period required or approved pursuant to Israeli law, regulations or rules promulgated thereunder. A grantee who desires to exercise an option granted directly to him (and not through the trustee) shall so notify us in writing in such form as shall be prescribed by the Board of Directors from time to time. The Plan terminates and no option shall be granted after the ten (10) year anniversary of the Plan.

     Unless otherwise directed by the Board of Directors, o ptions vest at the rate of 1/4 at the end of the first year and 1/16 every 3 months thereafter. The term of the options shall not be more than 8 years, provided that, and unless in each case the applicable option agreement provides otherwise, upon our liquidation all of the outstanding options held by or on behalf of a grantee shall be accelerated and become immediately vested and exercisable and upon the occurrence of certain "significant events" all outstanding options held by or on behalf of a grantee shall be accelerated and become immediately fully vested and exercisable. Upon dismissal of the employee for Cause, all options held by or on behalf of the grantee immediately expire. If the grantee's employment is terminated as a result of death, disability or retirement after age 60 with the approval of the Board of Directors, then the vested portion of the option may be exercised for a period of 12 (twelve) months.


     In the event that a grantee is exempt from vesting per iods the Board of Directors is entitled to determine that where the grantee does not comply with the conditions determined by the Board of Directors or ceases to be an employee, the trustee, us or one of our related companies have the right to repurchase the shares from the grantee for nominal or any other consideration paid by the grantee, subject to applicable law. Any options which have been granted but not exercised may again be used for awards under the Plan. If our shares should be registered for trading on any stock exchange, then the options and/or shares allotted in accordance with the Plan may be made conditional to any requirement or instruction of the stock exchange authorities or of any other relevant authority acting pursuant to applicable law as shall exist from time to time.

      In 2003, the Board of Directors resolved to grant certain of our service providers and service providers of our subsidiaries an aggregate of 2,401,668 options to purchase shares of common stock under the Israel 2003 Plan, subject to a certain vesting schedule. If a Liquidation Event occurs prior to July 1, 2005, then the vesting of these options shall cease forthwith and such grantees shall have no right to receive or exercise any options not vested prior to such date. All such unvested options will be granted, fully vested, to Putchkon.com, LLC (38.46%), Proton Marketing Associates, LLC (38.46%) and Inter-Content Development for the Internet Ltd. (23.08%). A "Liquidation Event" shall mean each of the following events: (i) any of Putchkon.com, LLC, Proton Marketing Associates, LLC or Inter-Content Development for the Internet Ltd. sells, transfers, pledges or otherwise disposes of any of their securities of m-Wise; (ii) if the aforementioned stockholders, or an affiliate thereof, receive stock or dividends following the consummation of a merger or acquisition transaction; or (iii) the initial public offering of our securities.

                     PRINCIPAL STOCKHOLDERS


    The following table sets forth certain information, as of the date hereof, with respect to the beneficial ownership of the common stock by each beneficial owner of more than 5% of the outstanding shares thereof, by each director, each nominee to become a director and each executive named in the Summary Compensation Table and by all executive officers, directors and nominees to become directors of m-Wise. As of the date hereof we had 69,506,898 shares of our common stock outstanding. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.






                                                          Percentage        Percentage
   Name and Address                    Common Stock    Before Offering    After Offering
   -------------------------------     ------------    ---------------    --------------


   Shay Ben-Asulin(1)                   19,637,862          24.4%             24.4%
   Mordechai Broudo(2)                  19,637,862          24.6              24.6
   Miretzky Holdings Ltd. (3)           37,891,548          54.5              54.5
   Gabriel Kabazo (4)                   310,564               *                 *
   Asaf Lewin(5)                        2,668,411            3.7               3.1
   Inter-content Development
     for the Internet Ltd. (6)          11,782,722          15.3              15.3
   Hilltek Investments Limited (7)      6,000,000            8.6               0.0

   All officers and directors as a
     group (4 persons) (1)(2)(4)(5)     42,254,699          45.1%             44.7%


  *less than one percent

(1) Shay Ben-Asulin is the beneficial owner of P utchkon.com, LLC, which owns all these shares and options. The address of Putchkon.com, LLC is c/o Doron Cohen - David Cohen, Law Offices, 14 Abba Hillel Silver Rd. Ramat-Gan,
  Israel 52506.   Includes 10,876,080 options to purchase
  common stock granted to Putchkon.com. Does not include certain additional options to purchase common stock which Putchkon.com is entitled to receive upon the occurrence of a Liquidation Event (see "Stock Option Plans").

(2) Mordechai Broudo is the beneficial owner of Proton Marketing Associates, LLC, which owns all these shares and options. The address of Proton Marketing Associates, LLC is c/o Doron Cohen - David Cohen, Law Offices, 14 Abba Hillel Silver Rd. Ramat-Gan, Israel 52506. Includes 10,432,566 options to purchase common stock granted to Proton Marketing. Does not include certain additional options to purchase common stock which Proton is entitled to receive upon the occurrence of a Liquidation Event (see "Stock Option Plans").

(3)  The beneficial owner of Miretzky Holdings Ltd. is Mark
  Quirk.  The address for Miretzky Holdings, Ltd. is Clinch's
  House, Lord Street, Douglas, Isle of Man, IM99 1RZ (PO Box
  227).

(4) Includes an aggregate of (310,564 )options to purchase
  common stock granted to Gabriel Kabazo, subject to certain
  limitations (see "Stock Option Plans").   The address of
  Gabriel Kabazo is c/o m-Wise.

(5) Includes an aggregate of(2,668,411 )options to purchase shares of common stock, granted to Asaf Lewin, subject to certain restrictions and limitations (see "Stock Option
  Plans").  The address of Asaf Lewin is c/o m-Wise.

(6) The address of Inter-Content Development for the Internet Ltd. is 18 Yohanan Ha'Sandlar St., Tel Aviv, Israel 63822. The beneficial owner of Inter-Content Development for the
  Internet is Mr. Jacob Marinka.   Includes 7,457,010 options
  to purchase common stock . Does not include certain additional options to purchase common stock which Inter-Content Development for the Internet Ltd. is entitled to receive upon the occurrence of a Liquidation Event (see "Stock Option Plans").

(7)  The address of Hilltek Investments Limited is P.O. Box
  3161, Road Tow, Tortola, British Virgin Islands. Channa Ross is the control person and sole director of Hilltek
  Investments Limited.


                  Stockholders' Agreement

  Cap Ventures Ltd., Miretzky Holdings Ltd., Proton Marketing Associates, LLC, Putchkon.com, LLC, and certain other stockholders holding an aggregate of 63,506,898 shares of common stock have entered into a stockholders' agreement dated January 11, 2001, agreeing to restrictions on transfer and
rights of first refusal on transfer.   Under an Investors'
Rights Agreement dated January 11, 2001, we agreed to provide certain stockholders with demand registration rights, applicable six months after the effective date of this registration statement (12 months in the case of a registration statement on Form S-3); to file our reports in accordance with
Section 13 of the Securities Exchange Act of 1934 and otherwise ensure that its financial information is "publicly available" for purposes of Rule 144; provide the investors thereunder with copies of our financial statements on a periodic basis; provide access to our books and records; obtain key man life insurance in the amount of $1,000,000 on each of Messrs. Broudo and Ben-Asulin (which has not been complied with); and provide certain stockholders with a right of first refusal to purchase newly issued m-Wise securities. The holders were also granted certain registration rights which are either inapplicable to this registration statement or have been waived. Certain rights under the Investors' Rights Agreement terminate immediately prior to a firm commitment underwriting under the Securities Act, or a public offering effected on the London, Paris or Frankfurt Stock Exchanges, provided such firm commitment underwriting is for no less than $20,000,000 net of underwriting discounts and commissions and such underwriting reflects m-Wise a pre-money valuation of no less than $60,000,000.



                   SELLING STOCKHOLDERS


    The shares of our common stock being offered by the selling stockholders will be offered initially at $0.16 per share, until the common stock is admitted for trading, at which point the shares will likely be offered at market prices, as reflected on the National Association of Securities Dealers OTC Bulletin Board, or on the NASDAQ Small Cap Market if the common stock is then traded on NASDAQ. Selling stockholders may also sell their shares in private transactions at negotiated prices. It is anticipated that registered broker-dealers will be allowed the commissions which are usual and customary in open market transactions. There are no other arrangements or understandings with respect to the distribution of the common stock. The relationship, if any, between us and any selling
stockholder is set forth below.    None of the selling
stockholders are broker-dealers or affiliates of broker-dealers. All of the shares of common stock being offered in this prospectus were issued and outstanding as of the date of this prospectus.

                                   Shares Beneficially      Percentage
                                          Owned            Total Shares
  Name and Address                  and Being Offered     After Offering
  ------------------------------   -------------------    --------------

  Hilltek Investments Limited(1)        6,000,000             0.0%

  (1) On June 24, 2003, m-Wise and Hilltek entered into a general business consulting agreement. No person affiliated or associated with Hilltek has held any position or office with m-Wise, or any of its predecessors or affiliates, within the past three years. Channa Ross is the control person and sole director of Hilltek Investments Limited.

                     PLAN OF DISTRIBUTION

We have applied to have our shares of common stock registered on the OTC Bulletin Board. We anticipate that once the shares are trading on the OTC Bulletin Board or any other market the selling stockholders will sell their shares directly into any such market. Selling Stockholders will initially offer their shares at $0.16 per share until such time as the common stock is quoted on the OTC Bulletin Board, at which time, prices the selling stockholders will receive will be determined by prevailing market prices on the OTC Bulletin Board or Selling stockholders may also sell in private transactions at negotiated prices. We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling stockholders, as the case may be, from time to time, in one or
more transactions.   We do not intend to enter into any
arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

Commissions and discounts paid in connection with the sale of the shares by the selling stockholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling stockholders will be borne by them. The selling stockholders will, and any broker-dealer or agent that participates with the selling stockholders in the sale of the shares by them may, be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act.

The selling stockholders will bear the selling expenses in connection with sales made by them. We will use our best efforts to update the registration statement and maintain its effectiveness for a period of one year from its initial effective date.

                      CERTAIN TRANSACTIONS

Research and Development Services Agreements, License Agreements
and Loan Agreement.   We have entered into a License Agreement
with each of our United Kingdom, France, Spain, Italy and Israeli subsidiaries, and into Research and Development Services Agreements with the Israeli subsidiary, m-Wise Ltd. The License Agreements provide for the grant of a non-exclusive, irrevocable and non-transferable license to each of the said subsidiaries to use, sublicense, sell, market and distribute our technology and platform, for no consideration. As part of our corporate and sales channel's reorganization process, these agreements were terminated by us as of April 1, 2003. The Research and Development Services Agreements with our Israeli subsidiary provide for the performance of research and development services of the components to be included in our technology and platform, by our Israeli subsidiary. During 2000, in consideration for the services, we paid our Israeli subsidiary service fees in an amount equal to the sum of all costs of the subsidiary, plus a fee equal to 5% of such costs (a "cost plus" basis), or $473,883. As of 2001, we paid our Israeli subsidiary service fees on a "cost" basis, however the parties may change the consideration from time to time, and when we become profitable, the consideration shall be on a "cost plus" basis, or another structure agreed by the parties. The Research and Development Services and License agreements provide for the sole ownership by us of our technology, platform, derivative invention and intellectual property. The amounts paid in during the years ended December 31, 2001 and 2002 to our Israeli subsidiary were $1,522,000 and $1,760,000, respectively.


  The Loan Agreement with the United Kingdom subsidiary and its subsidiaries provides for the extension by us of a loan in the amount of $3,200,000 to the United Kingdom subsidiary, which was made by us between April 2000 and January 2003. The outstanding loan amount, together with simple interest at a rate per annum of 4% shall be due and payable on the earlier of: (i) August 31, 2006, or (ii) upon the occurrence of (A) any of the following "exit events": (i) a consolidation, merger or reorganization of the subsidiary with or into, or the sale of all or substantially all of the subsidiary's assets, or substantially all of the subsidiary's issued and outstanding share capital to any other company, or any other person, other than a wholly-owned subsidiary of the subsidiary, or (ii) any transaction or series of related transactions in which more than fifty percent (50%) of the outstanding share capital of the subsidiary following such transaction or series of related transactions is held by a shareholder or group of shareholders that held less than fifty percent (50%) of the outstanding share capital of the subsidiary prior to such transaction or series of transactions; or (B) (i) the insolvency of the subsidiary;
(ii) the commission of any act of bankruptcy by the subsidiary; (iii) the execution by the subsidiary of a general assignment for the benefit of creditors; (iv) the filing by or against the subsidiary of any petition in bankruptcy or any petition for relief under the provisions of any law for the relief of debtors, and the continuation of such petition without dismissal for a period of ninety (90) days or more;
(v) the appointment of a receiver or trustee to take possession of a material portion of the property or assets of the subsidiary and the continuation of such appointment without dismissal for a period of ninety (90) days or more; or
(vi) the subsidiary ceases to conduct business in the normal course for a period of ninety (90) days or more. The loans extended by the UK subsidiary to its subsidiaries were to be repaid on the same terms and in the same manner as provided for with respects to the loan extended us.

      The loan in the amount of $3,200,000 to our UK subsidiary was used by our subsidiary primarily for: the establishment of its subsidiaries, salaries of employees, network costs, office rent and for working capital and general corporate purposes of the subsidiaries.


      Due to the high costs and low revenues in the European application service provider (ASP) market, in 2002 our management decided to transition our focus away from pan-European wireless application service providers, and toward installing and licensing our middleware technology at cellular operators and wireless application service providers worldwide, and to operate through original equipment manufacturers (OEMs) and regional sales representatives to sell our products. Therefore, our management decided to liquidate, or allow the liquidation of the UK subsidiary, m-Wise Ltd., and its three subsidiaries in Italy, France and Spain, by creditors and local legal authorities. Our UK subsidiary was dissolved pursuant to Section 652A of the Companies Act of 1985 on November 11, 2003. We are in the process of contacting the registrar in each of the countries of the subsidiaries of the UK Subsidiary, to notify them that each Subsidiary has ceased doing business and have requested the
dissolution of each subsidiary.   The only remaining assets in
the subsidiaries are fixed assets, which are comprised mainly of computer equipment.

      We do not expect the repayment of the loan amount. Because the subsidiaries are wholly owned by us, their financial statements are consolidated with our financial statements and the loans are eliminated as intercompany transactions. The subsidiaries have no ability to pay creditors or to continue as a going concern.



Promissory Note dated July 10, 2002 (canceling and replacing certain Promissory Notes dated March 13, 2002) with each of Syntek Capital AG and DEP Technology Holdings Ltd. During 2002, Syntek Capital and DEP, then the sole holders of shares of our Series B preferred stock (which has subsequently been converted into shares of our common stock) and represented on our Board of Directors, extended to us a loan in the aggregate amount of $1,800,000. Pursuant to the Promissory Notes, we are required to repay the loan amount, together with accrued interest from the date of the Promissory Notes and until the date of repayment, during the period of January 1, 2003 through December 31, 2007. The interest rate is determined according to the per annum LIBOR rate offered by Citibank North America as of the date of the Promissory Notes, and thereafter such LIBOR rate offered on each anniversary of the date of the Promissory Notes, to apply for the following 12 month period. The repayment of the loan amount, together with the accrued interest thereon, is to be made exclusively from our annual revenues generated during the repayment period, as recorded in our audited annual financial statements in such way that each of the Syntek Capital and DEP Technology Holdings shall be entitled to receive 2.5% of the revenues on account of the repayment of the loan amount until the earlier to occur of: (i) each of Syntek Capital and DEP Technology Holdings has been repaid the entire loan amounts; or
(ii) any event in which the loan amount becomes due and payable, as described below. Actual payments are on a quarterly basis, within 45 days following the last day of the quarter, based upon the quarterly financial reports. The entire unpaid portion of the loan amount shall be automatically and immediately due and payable upon the earlier to occur of (i) December 31, 2007; (ii) the closing of an exit transaction; or (iii) an event of default. An "exit transaction" includes, inter alia: (a) the acquisition of m-Wise by means of merger, acquisition or other form of corporate reorganization in which our stockholders prior to such transaction hold less than 50% of the share capital of the surviving entity, (b) sale of all or substantially all of our assets or any other transaction resulting in our assets being converted into securities of any other entity, (c) the acquisition of all or substantially all of our issued shares, (d) the sale or exclusive license of our intellectual property other than in the ordinary course of business; or (e) a public offering of our securities. An "event of default" includes, inter alia:
(a) our breach of any of our material obligations under the Promissory Notes (including any default on any payment due under the Promissory Notes) which has not been remedied within 20 days of written notice by Syntek Capital and DEP Technology Holdings
(b) the suspension of the transaction of our usual business or our insolvency, (c) the commencement by us of any voluntary proceedings under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution or liquidation law or statute of a jurisdiction, or if we shall be adjudicated insolvent or bankrupt by a decree of a court of competent jurisdiction; if we shall petition or apply for, acquiesce in, or consent to, the appointment of any receiver or trustee of us or for all or any part of our property or if we apply for an arrangement with our creditors or participants; or if we shall make an assignment of our intellectual property for the benefit of our creditors (other than in the ordinary course of business), or if we shall admit in writing our inability to pay our debts as they mature or if any of our intellectual property is purchased by or assigned to any one of our founders (and/or affiliates thereof) under liquidation proceedings without the prior written consent of Syntek Capital and DEP Technology Holdings, (d) or if there shall be commenced against us any proceedings related to us under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, and any such proceedings shall remain undismissed for a period of thirty (30) days, or if by any act we indicate our consent to, approval of or acquiescence in, any such proceeding; or if a receiver or trustee shall be appointed for us or for all or a substantial part of our property, and any such receivership or trusteeship shall remain undischarged for a period of thirty (30) days; or (e) if there shall have been a material deterioration of our business, financial condition or operations. Under the Promissory Notes, we undertook that until the repayment of the loan amount: (i) we shall not create or suffer to create a pledge, charge or other encumbrance over any or all of our assets except for such pledge, charge or encumbrance in favor of a bank under the terms of a loan or line of credit granted by a bank to us, provided that we gave prior notice to Syntek Capital and DEP Technology Holdings with respect such pledge, charge or encumbrance at least ten (10) days prior to its creation; (ii) we shall not engage or permit any of our subsidiaries to engage in any business other than the business engaged in by us at the date of the Promissory Notes and any business substantially similar or related thereto (or incidental thereto); (iii) we shall not declare or pay a dividend or make any distribution or payment on account of our shares, except for the purpose of purchasing common stock of m-Wise held by Ogen LLC as applicable under a certain undertaking of the principals of Ogen LLC towards m-Wise; (iv) we shall deliver to Syntek Capital and DEP Technology Holdings audited financial statements within 90 days of the end of our fiscal year, accompanied by the report of a firm of independent certified public accountants of recognized standing and unaudited quarterly financial statements signed by our Chief Financial Officer within 30 (thirty) days of the end of each quarter and we shall also deliver to Syntek Capital and DEP Technology Holdings any information which we make generally available to our stockholders or which Syntek Capital and DEP Technology Holdings may otherwise reasonably require. As of September 30, 2003, we have to pay $20,109 of the loan amount, based on 2.5% of our revenues subsequent to January 1, 2003. As of the date hereof, we have not paid any amount due to the lenders. Neither Syntek nor DEP Technology is represented on our current Board of Directors and neither is affiliated with any of
our officers, directors or principal stockholders.   As of the
date of this prospectus, the outstanding balance of the loan was $1,807,988.



  Agreement, Security Agreement, Escrow Agreement and Undertaking. In July 2002, Proton Marketing Associates, LLC, Putchkon.com, LLC (each a founding stockholder of m-Wise and represented on our Board of Directors) and Inter-Content Development for the Internet Ltd. (the "Buying stockholders") purchased all of our Series B preferred stock (all of which has been converted into shares of our common stock) then held by DEP Technology Holdings Ltd. and Syntek Capital AG, thus becoming the sole holders of our Series B preferred stock (all of which has been converted into shares of our common stock), except for options granted to purchase Series B preferred stock (prior to the conversion thereof to shares of our common stock). In consideration for the stock purchased, each of the Buying stockholders is required to pay each of DEP Technology Holdings and Syntek Capital, upon the consummation of any "liquidation event" (as described below), an amount equal to 50% (to be reduced by 5 percentage points at the end of each 6 months commencing as of July 1, 2002, provided that from and after June 30, 2005, such percentage shall equal 20%) of any gross distribution to or any gross proceeds received by the Buying stockholders by reason of their ownership of, or rights in, any of our shares or options to purchase our shares, whether such shares are held by the Buying stockholders directly, indirectly, or by an affiliate (the "Founders securities"). The consideration will be paid upon the consummation of a liquidation event which is defined as the:
(i) sale, transfer, conveyance, pledge or other disposal by the Buying stockholders or any affiliate thereof of any of their Founders securities; (ii) any event in which the Buying stockholders or any affiliate thereof receive stock (in kind or cash dividends) from us or any surviving corporation following the consummation of a merger and acquisition transaction (any transaction in which we shall merge into or consolidate with any other corporation in which we are not the surviving entity); or (iii) the initial public offering of our securities. In the event of an initial public offering of our securities, the consideration shall be paid in Founders securities and shall equal 50% (as adjusted) of the securities held by the Buying stockholders prior to the public offering. Until payment of the consideration as aforesaid, the purchased Series B preferred stock (all of which has been converted into shares of our common stock) and any securities as shall be issued and/or granted to either of the Buying stockholders during the terms of the Agreement (the "Secured collateral"), are subject to a certain first priority interest granted in favor of each of DEP Technology Holdings and Syntek Capital (and subject to adjustment as aforesaid) pursuant to a Security Agreement signed between the parties, and are placed in escrow pursuant to a certain Escrow Agreement until the occurrence of a liquidation event, such as the sale, transfer, conveyance, pledge or other disposal by the Buying stockholders of any of their securities in m-Wise or the consummation of an initial public offering of our securities. Under the Security Agreement, the Buying stockholders undertook, inter alia, not to encumber or pledge or to suffer any such encumbrance, pledge, attachment or other third party rights on any of the Secured collateral. In an event of default in any transfer of the consideration pursuant to the Agreement, DEP Technology Holdings and Syntek Capitals shall have all rights of a secured creditor subject to the terms of the Agreement and may immediately take ownership of any part of the Secured collateral and sell, assign or transfer any part of the Secured collateral. Under a Letter of Consent, Approval and Undertaking, each beneficial owner of Proton Marketing Associates, Putchkon.com and Inter-Content Development for the Internet undertook towards DEP Technology Holdings and Syntek Capital, inter alia, not to transfer any securities and that such transfer shall be null and void unless approved in writing by DEP Technology Holdings and Syntek Capital.

  In January 2003, we issued Miretzky Holdings Limited
37,891,548 shares of our Series C Preferred Stock, which were subsequently converted into 37,891,548 shares of our common stock, in consideration for the provision of a credit line in the amount of $300,000.

  OGEN LLC and Chinese Whispers LLC are considered to be "promoters" of m-Wise, as well as our officers and directors. All transactions between us and our "promoters" required to be included in this "Certain Transactions" section have been disclosed.

                    DESCRIPTION OF SECURITIES

  Common stock


     Our Certificate of Incorporation authorizes the issuance
of 210,000,000 shares of common stock, $.01 par value per
share, of which 69,506,898 shares were issued and
outstanding as of the date of this prospectus. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of shares of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore and subject to any preferential rights conferred to the holders of preferred stock, if any. In the event of a liquidation, dissolution or winding up of m-Wise, the holders of shares of common stock are entitled to share pro rata with the holders of shares of preferred stock all
assets remaining after payment in full of all liabilities and the liquidation preference to holders of preferred stock, if
any.   There are no conversion rights, redemption or sinking
fund provisions with respect to the common stock. On November 20, 2003, we effected a six-for-one forward split of our common stock.


     Meetings of stockholders may be called by the Board of Directors. Holders of a majority of the shares outstanding and entitled to vote at the meeting must be present, in person or by proxy, for a quorum to be present to enable the conduct of business at the meeting.

  Preferred stock


    Our Certificate of Incorporation authorizes the issuance of 170,000,000 shares of blank check preferred stock, $.01 par value. We previously had 325,000 shares of Series A preferred stock, 3,000,000 shares of Series B preferred stock and 20,000,000 shares of Series C preferred stock authorized, all of which have been cancelled.

  Rights of First Refusal We granted certain of our stockholders certain rights of first refusal to purchase shares offered by us pursuant to a certain Stockholders
Agreement dated January 11, 2001.   The right of first refusal
does not extend to securities issuable upon conversion of existing preferred stock, upon the exercise of existing options, upon the conversion of outstanding loans, upon the acquisition of another company provided we control 51% or more of such acquired entity, in a firm commitment underwritten public offering of $7.5 million or more and in certain other circumstances.

     Our Board of Directors has authority, without action by the stockholders, to issue all or any portion of the authorized but unissued shares of preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. We consider it desirable to have preferred stock available to us to provide increased flexibility in structuring possible future acquisitions and financings, and in meeting corporate needs which may arise.
If opportunities arise that would make desirable the issuance of preferred stock through either a public offering or private placements, the provisions for preferred stock in our Certificate of Incorporation would avoid the possible delay and expense of a stockholders' meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock, which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right that may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to our common stock or any other series of preferred stock which we may issue. The Board of Directors may issue preferred stock in future financings, but has no current plans to do so at this time.

     The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

     We intend to furnish holders of our common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.


  Transfer Agent


     The transfer agent for our common stock is Computershare
Trust Company inc., 350 Indiana Street, Golden, Colorado
80401, and its telephone number is (303) 262-0600.


          INTEREST OF NAMED EXPERTS AND COUNSEL

     The legality of the common stock offered by this prospectus and certain legal matters in connection with the offering will be passed upon for us by Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, New York, New York.

  EXPERTS

     Our audited financial statements included in this Prospectus as of December 31, 2002 and 2001 have been audited by SF Partnership LLP, independent certified public accountants, to the extent and for the periods set forth in their report thereon, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

            WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and our securities offered, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates during regular business hours. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. This request should be directed to m-Wise at 10 Hasadnaot Street, Herzeliya Pituach, Israel 46728, telephone +972-9- 9581711.

     We are required to file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The public may obtain information on the operation of the public reference room in Washington , D.C. by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we intend to make available to our shareholders annual reports, including audited financial statements and such other reports as we may determine.

                       INDEMNIFICATION

     We have adopted provisions in its certificate of incorporation and bylaws that limit the liability of our directors and provide for indemnification of our directors and officers to the full extent permitted under the Delaware General Corporation Law ("DGCL"). Under our certificate of incorporation, and as permitted under the Delaware General Business Act, directors are not liable to us or our stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to us or our stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve us or our directors from the necessity of complying with federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recission.

     At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by m-Wise of expenses incurred or paid by a director, officer or controlling person of m-Wise in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          m-Wise, Inc.

                CONSOLIDATED FINANCIAL STATEMENTS

             PERIOD ENDED SEPTEMBER 30, 2003 AND 2002






                            CONTENTS

Consolidated Balance Sheet                                      1

Consolidated Statement of Operations                          2-3

Consolidated Statement of Changes in Stockholders' Equity       4

Schedule of Expenses                                          5-6

Consolidated Statement of Cash Flows                            7

Notes to Consolidated Financial Statements                   8-16
m-Wise, Inc.
Balance Sheet
September 30, 2003 and 2002


                                                                                      2003                2002
                                                      ASSETS
Current
    Cash and cash equivalents                                              $        16,000     $           322
    Accounts receivable and other current assets                                   156,269             501,202
    Prepaid and sundry assets                                                       93,189             181,530
                                                                           ---------------     ---------------

                                                                                   265,458             683,054
Long-term Prepaid Expenses                                                           3,437              15,588
Equipment                                                                          332,754             464,213
                                                                           ---------------     ---------------

                                                                           $       601,649     $     1,162,855
                                                                           ===============     ===============

                                                   LIABILITIES
Current
    Bank indebtedness                                                      $        13,729     $             -
    Trade accounts payable                                                       1,225,094             952,452
    Other payables and accrued liabilities                                         659,858             215,215
                                                                            ---------------     ---------------

                                                                                 1,898,681           1,167,667
Accrued Severance Pay (note 3)                                                      22,311              21,856
Notes Payable                                                                    1,807,988           1,800,000
Redeemable Preferred Shares (note 4)                                             5,100,304           4,700,304
                                                                            ---------------     ---------------

                                                                                 8,829,284           7,689,827
                                                                            ---------------     ---------------

                                             STOCKHOLDERS' DEFICIENCY
Capital Stock (note 5)                                                     $        108,636     $         2,685
Paid in Capital                                                                   1,676,026           1,306,316
Accumulated Other Comprehensive Loss                                               (127,529)           (136,996)
Accumulated Deficit                                                              (9,884,768)         (7,698,977)
                                                                            ---------------     ---------------

                                                                                 (8,227,635)         (6,526,972)
                                                                            ---------------     ---------------

                                                                            $       601,649     $     1,162,855
                                                                            ===============     ===============







                            - 44 -     F-1






m-Wise, Inc.
Consolidated Statement of Deficit
Nine Months Ended September 30, 2003 and 2002


                                                                                  2003              2002


Sales                                                                   $       402,188     $       435,100

Cost of Sales                                                                    88,304              90,371
                                                                        ---------------     ---------------

Gross Profit                                                                    313,884             344,729

Expenses
    General and administrative (page 6)                                       1,069,930             866,292
    Research and development (page 6)                                           261,586             743,374
    Financial                                                                    19,066               3,064
    Redemption premium on Class B preferred shares (note 4)                     300,000             300,000
                                                                        ---------------     ---------------

                                                                              1,650,582           1,912,730
                                                                        ---------------     ---------------

Loss Before Discontinued Operations                                          (1,336,698)         (1,568,001)

    Loss on discontinued operations                                            (205,543)           (515,277)
                                                                        ---------------     ---------------

Net Loss                                                                $    (1,542,241)    $    (2,083,278)
                                                                        ===============     ===============

Basic Loss Per Share
Before Discontinued Operations                                          $         (0.05)              (0.30)
                                                                        ===============     ===============

Basic Loss Per Share                                                    $         (0.05)    $         (0.40)
                                                                        ===============     ===============

Fully Diluted Loss Per Share Before
Discontinued Operations (note 5)                                        $         (0.05)              (0.30)
                                                                        ===============     ===============

Fully Diluted Loss Per Share (note 5)                                   $         (0.05)              (0.40)
                                                                        ===============     ===============

Basic Weighted Average Number of Shares (note 5)                             28,182,113           5,260,428
                                                                        ===============     ===============




                            - 45 -     F-2






m-Wise, Inc.
Consolidated Statement of Deficit
Three Months Ended September 30, 2003 and 2002


                                                                                  2003              2002


Sales                                                                   $       164,317     $       377,704

Cost of Sales                                                                    26,065              15,474
                                                                        ---------------     ---------------

Gross Profit                                                                    138,252             362,230

Expenses
    General and administrative (page 7)                                         232,265             330,380
    Research and development (page 7)                                            26,962             248,496
    Financial                                                                    (5,763)              1,057
    Redemption premium on Class B preferred shares (note 4)                     100,000             100,000
                                                                        ---------------     ---------------

                                                                                353,464             679,933
                                                                        ---------------     ---------------

Loss Before Discontinued Operations                                            (215,212)           (317,703)

    Loss on discontinued operations                                             (87,437)           (184,107)
                                                                        ---------------     ---------------

Net Loss                                                                $      (302,649)           (501,810)
                                                                        ===============     ===============

Basic Loss Per Share
Before Discontinued Operations                                          $         (0.01)              (0.06)
                                                                        ===============     ===============

Basic Loss Per Share                                                    $         (0.01)    $         (0.10)
                                                                        ===============     ===============

Fully Diluted Loss Per Share Before
Discontinued Operations (note 5)                                        $         (0.01)              (0.06)
                                                                        ===============     ===============

Fully Diluted Loss Per Share (note 5)                                   $         (0.01)              (0.10)
                                                                        ===============     ===============

Basic Weighted Average Number of Shares (note 5)                             31,047,324           5,260,428
                                                                        ===============     ===============







                            - 46 -     F-3







m-Wise, Inc.
Consolidated Statement of Stockholders' Equity
Nine Months Ended September 30, 2003 and 2002






                                    Common Shares                Preferred Shares        Accumulated
                                                                                            Other        Additional
                               Number of                    Number of                   Comprehensive      Paid in     Accumulated
                                Shares            $           Shares            $            Loss          Capital       Deficit
                             ------------   ------------   ------------   ------------   ------------   ------------   ------------


Balance, January 1, 2002          876,738              1        268,382          2,684        (14,665)   $ 1,306,316   $ (5,615,699)

Net Loss                             --             --             --             --             --             --       (2,083,278)

Financial statement
  translation                        --             --             --             --         (122,331)          --             --
                             ------------   ------------   ------------   ------------   ------------   ------------   ------------

Balance, September 30,            876,738              1        268,382          2,684       (136,996)  $  1,306,316   $ (7,698,977)
  2002                       ============   ============   ============   ============   ============   ============   ============

Balance, January 1, 2003          876,738              1        268,382          2,684       (177,773)  $  1,306,316   $ (8,342,527)

Net Loss                             --             --             --             --             --             --       (2,726,828)

Shares issued for
  registration legal fees       4,297,816         42,798           --             --             --          207,202           --

Options vested for
  employee services for the
  quarter ended March 31,
  2003                               --             --             --             --             --          345,250           --

180,441 warrants issued in
  lieu of legal fees                 --             --             --             --             --           40,000           --

Class "C" shares issued for
  obtaining line of credit           --             --        6,315,258         63,153           --             --             --

Legal cost for registration          --             --             --             --             --         (250,000)          --

Options vested for
  employee services for the
  quarter ended June 30,
  2003                               --             --             --             --             --           14,879           --

Options vested for
  employee services for the
  quarter ended September 30,
  2003                               --             --             --             --             --           12,379           --

Financial statement
  translation                        --             --             --             --           50,244          --              --
                             ------------   ------------   ------------   ------------   ------------   ------------   ------------

Balance, September 30,
  2002                          5,174,554         42,799      6,583,640         65,837       (127,529)    $1,676,026    $(9,884,768)
                             ============   ============   ============   ============   ============   ============   ============

Balance as restated for
  stock split (note 5)         31,047,324         42,799      6,583,640         65,837       (127,529)    $1,676,026    $(9,884,768)
                             ============   ============   ============   ============   ============   ============   ============






                            - 47 -     F-4






m-Wise, Inc.
Schedule of Expenses
Nine Months Ended September 30, 2003 and 2002



                                                                    2003                2002

General and Administrative
    Payroll and related expenses                          $       476,253     $        96,699
    Consulting                                                    194,078             274,505
    Professional services                                         271,324              33,792
    Communications                                                 52,740              48,295
    Other expenses                                                 32,870              28,623
    Rent                                                           18,105              54,144
    Bad Debts                                                      15,193                 --
    Depreciation                                                    5,367               9,059
    Travel                                                          4,000             122,069
    Marketing                                                         --              199,106
                                                          ---------------     ---------------

                                                          $     1,069,930     $       866,292
                                                          ---------------     ---------------

Research and Development
    Payroll and related expenses                          $       152,356     $       397,576
    Depreciation                                                   67,597              63,846
    Vehicle maintenance                                            64,158              66,716
    Materials and components                                       57,408              49,719
    Travel                                                         31,873             165,517
    Government grant (note 6)                                    (111,806)                --
                                                          ---------------     ---------------

                                                          $       261,586     $       743,374
                                                          ===============     ===============





                            - 48 -     F-5







m-Wise, Inc.
Schedule of Expenses
Three Months Ended September 30, 2003 and 2002



                                                                    2003                2002

General and Administrative
    Payroll and related expenses                          $        64,045     $        31,188
    Professional services                                          37,995              15,050
    Consulting                                                     76,540             202,498
    Communications                                                 17,896              21,503
    Other expenses                                                 12,795               2,256
    Rent                                                            6,010              19,903
    Travel                                                            --               37,982
    Depreciation                                                    1,791                 --
    Bad Debts                                                      15,193                 --
                                                             ---------------     ---------------

                                                          $      232,265     $       330,380
                                                             ---------------     ---------------

Research and Development
    Payroll and related expenses                          $        31,858     $        31,904
    Depreciation                                                   20,390              63,847
    Vehicle maintenance                                            22,550              20,318
    Materials and components                                        5,356              18,769
    Travel                                                          2,711             113,658
    Government grant (note 6)                                     (55,903)                --
                                                             ---------------     ---------------

                                                          $        26,962     $       248,496
                                                             ===============     ===============





                            - 49 -     F-6







m-Wise, Inc.
Consolidated Statement of Cash Flows
Nine Months Ended September 30, 2003 and 2002



                                                                                               2002                2001

Cash Flows from Operating Activities
    Net loss                                                                             $    (1,542,241)    $    (2,083,278)
    Adjustments required to reconcile net loss to net cash used in operating activities:

      Depreciation                                                                               191,520             178,551
      Increase in redemption premium on Class B preferred shares                                 300,000             300,000
      Issuance of securities for services                                                        475,661                --
      Accounts receivable and other current assets                                                76,053            (234,369)
      Prepaid and sundry assets                                                                  (77,220)            (63,645)
      Trade accounts payable                                                                     114,827             557,027
      Other payables and accrued liabilities                                                     213,676            (194,466)
      Long-term prepaid expenses                                                                  13,581               3,033
      Accrued severance pay                                                                          734               1,000
                                                                                         ---------------     ---------------

                                                                                                (233,409)         (1,536,147)
                                                                                         ---------------     ---------------

Cash Flows from Investing Activities
      Acquisition of equipment                                                                   (24,300)           (235,633)
      Foreign exchange on translation                                                             50,244            (122,331)
                                                                                         ---------------     ---------------

                                                                                                  25,944           (357,964)
                                                                                         ---------------     ---------------

Cash Flows from Financing Activities
      Notes payable                                                                                  --            1,500,000
      Bank indebtedness                                                                            7,890             (10,833)
                                                                                         ---------------     ---------------

                                                                                                   7,890           1,489,167
                                                                                         ---------------     ---------------


Net Decrease in Cash and Cash Equivalents                                                       (199,575)           (404,944)

Cash and Cash Equivalents - beginning of period                                                  215,575             405,266
                                                                                         ---------------     ---------------

Cash and Cash Equivalents - end of period                                                $        16,000     $           322
                                                                                         ===============     ===============







                            - 50 -     F-7





m-Wise, Inc.
Notes to Financial Statements
September 30, 2003 and 2002

1. Description of Business and Going Concern

   a) Description of Business

      m-Wise Inc. (the "Company") is a U.S. corporation which develops interactive messaging platforms for mobile phone-based commercial applications, transactions and information services with internet billing capabilities.

      The Company has a wholly-owned subsidiary in Israel, which was incorporated in 2000 under the laws of Israel and a wholly-owned subsidiary in England, which was incorporated in 2000 under the laws of England.

      The  English  company  has  wholly-owned  subsidiaries   in
      France, Italy and Spain, which were incorporated under the laws of their respective countries.

   b) Going Concern

      The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced recurring losses since inception and has negative cash flows from operations that raise substantial doubt as to its ability to continue as a going concern. For the periods ended September 30, 2003 and 2002, the Company experienced net losses of $1,542,241 and $2,083,278 respectively.

      The Company is in an industry where operational fluctuation is usually higher than other ordinary industries. The accompanying financial statements reflect management's current assessment of the impact to date of the economic situation on the financial position of the Company. Actual results may differ materially from management's current assessment.

      The Company's ability to continue as a going concern is also contingent upon its ability to secure additional financing, continuing sale of its products and attaining profitable operations.

      Management is pursuing various sources of equity financing. Although the Company plans to pursue additional financing, there can be no assurance that the Company will be able to secure financing when needed or obtain such on terms satisfactory to the Company, if at all.

      The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.




                            - 51 -     F-8




m-Wise, Inc.
Notes to Financial Statements
September 30, 2003 and 2002

2. Summary of Significant Accounting Policies

   The accounting policies of the company are in accordance with U.S. generally accepted accounting principles, and their basis of application is consistent with that of the previous year. Outlined below are those policies considered particularly significant:

   a) Basis of presentation

      These  unaudited interim financial statements  reflect  all
      adjustments   that  are,  in  the  opinion  of  management,
      necessary to a fair statement of the results for the interim periods presented.

   b) Reporting currency

      A majority of the Company's revenues are generated in U.S. dollars. In addition, a substantial portion of the Company's costs are incurred in U.S. dollars. Management has determined that the U.S. dollar will be used as the Company's functional and reporting currency.

      Accordingly, financial statements of subsidiaries maintained in currencies other than the reporting currency are being translated into U.S. dollars in accordance with Statement of Financial Accounting Standard No. 52 (SFAS
      52), "Foreign Currency Translation". All translation gains and losses are directly reflected separately in stockholders' equity as Accumulated Other Comprehensive Income or Loss.

      Foreign currency transactions of subsidiaries have been translated to their functional currencies at the rate prevailing at the time of the transaction. Realized foreign exchange gains and losses have been charged to income in the year.

   c) Cash and cash equivalents

      Cash   equivalents   include   cash   and   highly   liquid
      investments with initial maturities of three months or less.

   d) Prepaid expenses

      Prepaid  expenses  are  amortized using  the  straight-line
      method  over  the  period  during  which  such  costs   are
      recovered.




                            - 52 -     F-9





m-Wise, Inc.
Notes to Financial Statements
September 30, 2003 and 2002

2. Summary of Significant Accounting Policies (cont'd)

   e) Equipment and Depreciation

      Equipment    are   stated   at   cost   less    accumulated
      depreciation.   Depreciation  is  based  on  the  estimated
      useful lives of the assets and is provided using the undernoted annual rates and methods:

          Furniture and equipment     6-15%      Straight-line
          Computer equipment            33%      Straight-line

   f) Revenue Recognition

      The   Company   generates  revenues  from  product   sales,
      licensing, customer services and technical support.

      Revenues from products sales are recognized in accordance with Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" ("SAB No. 101") when delivery has occurred provided there is persuasive evidence of an agreement, the fee is fixed or determinable and collection of the related receivable is probable. On-going service and technical support contracts are negotiated separately at an additional fee.

      Technology license revenues are recognized in accordance with SAB No. 101 at the time the technology and license is delivered to the customer, collection is probable, the fee is fixed and determinable, a persuasive evidence of an agreement exists, no significant obligation remains under the sale or licensing agreement and no significant customer acceptance requirements exist after delivery of the technology.

      Revenues   relating  to  customer  services  and  technical
      support   are  recognized  as  the  services  are  rendered
      ratably over the period of the related contract.

      The   Company   does  not  sell  products   with   multiple
      deliverables. It is management's opinion that EITF 00-21, "Revenue Arrangements With Multiple Deliverables" is not applicable.

   g) Research and Development Costs

      Research and development costs are expensed as incurred.





                            - 53 -     F-10





m-Wise, Inc.
Notes to Financial Statements
September 30, 2003 and 2002


2. Summary of Significant Accounting Policies (cont'd)

   h) Stock warrants and options

      The company accounted for its stock options and warrants in accordance with SFAS 123 "Accounting for Stock-Based
      Compensation" and SFAS 148 "Accounting for Stock-Based Compensation - Transition and Disclosure." Value of options granted has been estimated by the Black Scholes option pricing model.

   i) Use of Estimates

      The preparation of financial statements, in conformity with U.S. generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   j) Concentration of Credit Risk

      SFAS No. 105, "Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk", requires disclosure of any significant off-balance sheet risk and credit risk concentration. The Company does not have significant off-balance sheet risk or credit concentration. The Company maintains cash and cash equivalents with major Israel financial institutions.

   k) Fair Value of Financial Instruments

      The estimated fair value of financial instruments has been determined by the Company using available market information and valuation methodologies. Considerable judgment is required in estimating fair value. Accordingly, the estimates may not be indicative of the amounts the Company could realize in a current market exchange. At September 30, 2003 and 2002, the carrying amounts of cash equivalents, short-term bank deposits, trade receivables and trade payables approximate their fair values due to the short-term maturities of these instruments.




                            - 54 -     F-11





m-Wise, Inc.
Notes to Financial Statements
September 30, 2003 and 2002


2. Summary of Significant Accounting Policies (cont'd)

   l) Impact of Recently Issued Accounting Standards

      The FASB recently issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB's new rules on asset impairment supercede FASB Statement 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and portions of APB Opinion 30, "Reporting the Results of Operations." SFAS No. 144 provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that must be met to classify an asset as "held-for-sale." Classification as "held-for-sale" is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. SFAS No. 144 also requires expected future operating losses from discontinued operations to be displayed in the period(s) in which the losses are incurred, rather than as of the measurement date as currently required. The provisions of SFAS No. 144 are not expected to have a material effect on the company's financial position or operating results.


3. Accrued Severance Pay

   The company accounts for its potential severance liability of its Israel subsidiary in accordance with EITF 88-1, "Determination of Vested Benefit Obligation for a Defined Benefit Pension Plan". The Company's liability for severance pay is calculated pursuant to applicable labour laws in Israel on the most recent salary of the employees multiplied by the number of years of employment as of the balance sheet date for all employees. The Company's liability is fully accrued and reduced by monthly deposits with severance pay funds and insurance policies. As at September 30, 2003 and 2002, the amount of the liabilities accrued were $53,197 and $45,742 respectively. Severance pay expenses for the period ended September 30, 2003 and 2002 were $2,517 and $1,418.

   The deposit funds include profits accumulated up to the balance sheet date from the Israeli company. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay laws or labour agreements. Cash surrender values of the deposit funds as at September 30, 2003 and 2002 were $30,886 and $23,886 respectively. Income earned from the deposit funds were immaterial for 2003 and 2002.





                            - 55 -     F-12





m-Wise, Inc.
Notes to Financial Statements
September 30, 2003 and 2002


4. Redeemable Preferred Shares

   The Company has issued Series "B" preferred shares, redeemable at the option of the holder at a price equal to $8.17 per share plus 10% per annum from the date of purchase through the redemption date. The shares must be redeemed upon receipt of written request of the holder not less than 60 nor more than 120 days prior to January 11, 2006.

   The Company recorded the transaction in accordance with EITF D-98, "Classification and Measurement of Redeemable Securities". As such, the preference shares have been presented outside of permanent equity at its redemption value. The premium on redemption is being charged to the statement of operations as incurred.


5. Capital Stock

  Authorized
   210,000,000   Common shares
   170,000,000   Preferred shares
                 Series "A": convertible, voting, par value of $0.01 per share
                 Series "B": 10% non-cumulative dividend, redeemable, convertible, voting, par value of $0.01 per share
                 Series "C": 10% non-cumulative dividend, redeemable, convertible, voting, par value of $0.01 per share

                                                     2003             2002

  Issued
   5,174,554     Common shares                 $    42,799             $ 1
     268,382     Series "A" Preferred shares         2,684           2,684
   6,315,258     Series "C" Preferred shares        63,153               -
                                               ----------------------------

                                               $108,636  $  2,685
                                               ============================

   On January 9 2001, 489,456 Series "B" Preferred shares were issued for cash consideration of $4,000,304 as described in note 4.





                            - 56 -     F-13





m-Wise, Inc.
Notes to Financial Statements
September 30, 2003 and 2002

5. Capital Stock (cont'd)


   Stock warrants and options:

   The company accounted for its stock options and warrants in accordance with SFAS 123 "Accounting for Stock - Based
   Compensation" and SFAS 148 "Accounting for Stock - Based compensation - Transition and Disclosure." Value of options granted has been estimated by the Black Scholes option pricing model. The assumptions are evaluated annually and revised as necessary to reflect market conditions and additional experience. The following assumptions were used:


                                   2003                     2002

                              Israel  International    Israel  International
                            -------------------------------------------------

     Interest rate              5%         5%            5%          5%
     Expected volatility       50%        50%           50%         50%
     Expected life in years     8         10             8          10

   In April 2000, 56,180 warrants were issued to one of the shareholders with his preferred Class "A" shares for a total investment of $750,000. Warrants have no expiry date and an exercise price for common stock of the company at $4.45 per share. No value was assigned to the warrants and the total investments net of par value of preferred Class "A" shares has been presented as additional paid in capital.

   In February 2001 the Board of Directors of the Company adopted two option plans to allow employees and consultants to purchase ordinary shares of the company.

   The Israel 2001 share option plan granted 100,000 stock options for the common stock of the company having a $0.01 nominal par value each and an exercise price of $0.01. The International 2001 share option plan granted 50,000 stock options for the common stock having a $0.01 nominal par value each and an exercise price of $0.01.

   The Israel 2001 share option plan granted 300,000 stock options for the common stock of the company having a $0.01 nominal par value each and an exercise price of $0.01. The Israel 2003 share option plan granted 419,247 stock options for preferred Class "B" shares of the company having a $0.01 nominal par value each and an exercise price of $0.01. The International 2003 share option plan granted 654,390 stock options for preferred Class "B" shares having a $0.01 nominal par value each and an exercise price of $0.01.





                            - 57 -     F-14





m-Wise, Inc.
Notes to Financial Statements
September 30, 2003 and 2002


5. Capital Stock (cont'd)

   The options vest gradually over a period of 4 years from the date of grant for Israel and 10 years (no less than 20% per year for five years for options granted to employees) for the International plan. The term of each option shall not be more than 8 years from the date of grant in Israel and 10 years from the date of grant in the International plan.

   The stock options and the preferred shares have not been included in the calculation of the diluted earnings per share as their inclusion would be antidilutive.

   The following table summarizes the stock option activity during 2003 and 2002:


                                      2003                    2002

                                 Israel  International   Israel  International
                                ----------------------------------------------



Outstanding, beginning of year    50,000    100,000      50,000     100,000
   Granted                       719,247    654,390         --          --
   Exercised                         --         --          --          --
   Cancelled                         --         --          --          --
                                ----------------------------------------------

Outstanding,end of year          769,247    754,390      50,000     100,000
                                ----------------------------------------------

Weighted average fair value of
options granted during the year  177,314     248,668         --          --
                                ==============================================



   On  November  20, 2003, the Company granted a 1 to  6  forward
   stock   split   of   its  common  shares.   This   split   has
   retroactively been taken into consideration in the calculation of earnings per share.


6. Government Grant

      The Israeli subsidiary received approximately $112,000 from a joint Israeli Singapore government grant program during the nine month period ended September 30, 2003. The amount is being recorded as a reduction of the research and development expense incurred in the period. The total amount approved for the grant was $186,330, which the company is recording on a cash basis.




                            - 58 -     F-15





m-Wise, Inc.
Notes to Financial Statements
September 30, 2003 and 2002


7. Subsequent Events

   a) On November 13, 2003, a shareholder returned 3,297,816 of its common shares for cancellation which had been issued for services in January 2003.

   b) On November 19, 2003, the Company converted all outstanding preferred shares into common shares. Following the conversion, the Company granted a 1 to 6 forward stock split of its common shares. After this and the transaction mentioned in a), the total number of common shares outstanding was 69,506,898.





























                            - 59 -     F-16






                                   m-Wise, Inc.

                        CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2002 AND 2001






                                    CONTENTS

Independent Auditors' Report                                                 1

Consolidated Balance Sheet                                                   2

Consolidated Statement of Deficit                                            3

Consolidated Statement of Operations                                         4

Consolidated Statement of Changes in Stockholders' Equity                    5

Schedule of Expenses                                                         6

Consolidated Statement of Cash Flows                                         7

Notes to Consolidated Financial Statements                                8-20

















                            - 60 -





                          INDEPENDENT AUDITORS' REPORT

To the Shareholders of
m-Wise, Inc.

       We have audited the accompanying balance sheets of m-Wise, Inc. (the "Company") as of December 31, 2002 and 2001, and the related statements of deficit, operations, change in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2002 and 2001, and the results of its operation, changes in its accumulated deficit and its cash flows for the years ended, in conformity with accounting principles generally accepted in the United States of America.

       The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from inception and has negative cash flows from operations which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                           "SF PARTNERSHIP, LLP"

Toronto, Canada                        CHARTERED ACCOUNTANTS
April 4, 2003



                            - 61 -     F-1



m-Wise, Inc.
Balance Sheet
December 31, 2002 and 2001


                                                                                2002                2001
                                                      ASSETS
Current
    Cash and cash equivalents                                          $       215,575     $       405,266
    Accounts receivable and other current assets (note 3)                      232,322             266,833
    Prepaid and sundry assets                                                   15,969             117,885
                                                                       ---------------     ---------------

                                                                               463,866             789,984
Long-term Prepaid Expenses (note 4)                                             17,018              18,621
Equipment (note 5)                                                             499,974             407,131
                                                                       ---------------     ---------------

                                                                       $       980,858     $     1,215,736
                                                                       ===============     ===============

                                                   LIABILITIES
Current
    Bank indebtedness                                                  $         5,839     $        10,833
    Trade accounts payable                                                   1,110,267             395,425
    Other payables and accrued liabilities (note 6)                            446,182             409,681
                                                                       ---------------     ---------------
                                                                             1,562,288             815,939
Accrued Severance Pay (note 7)                                                  21,577              20,856
Notes Payable (note 8)                                                       1,807,988             300,000
Redeemable Preferred Shares (note 9)                                         4,800,304           4,400,304
                                                                       ---------------     ---------------

                                                                             8,192,157           5,537,099
                                                                       ---------------     ---------------

                                             STOCKHOLDERS' DEFICIENCY
Capital Stock (note 10)                                                $         2,685     $         2,685
Paid in Capital                                                              1,306,316           1,306,316
Accumulated Other Comprehensive Loss                                          (177,773)            (14,665)
Accumulated Deficit                                                         (8,342,527)         (5,615,699)
                                                                       ---------------     ---------------

                                                                            (7,211,299)         (4,321,363)
                                                                       ---------------     ---------------

                                                                       $       980,858     $     1,215,736
                                                                       ===============     ===============







                            - 62 -     F-2





m-Wise, Inc.
Consolidated Statement of Deficit
Years Ended December 31, 2002 and 2001





                                                                        2002                2001

Deficit - beginning of year                                    $    (5,615,699)    $    (1,172,786)

    Net loss                                                        (2,726,828)         (4,442,913)
                                                               ---------------     ---------------

Deficit - end of year                                          $    (8,342,527)    $    (5,615,699)
                                                               ===============     ===============






























                            - 63 -     F-3





m-Wise, Inc.
Consolidated Statement of Operations
Years Ended December 31, 2002 and 2001




                                                                                2002                2001


Sales                                                                  $     1,051,975     $          --
                                                                       ---------------     ---------------

Cost of Sales                                                                   89,719                --
                                                                       ---------------     ---------------
Gross Profit                                                                   926,256                --
                                                                       ---------------     ---------------

Expenses
    General and administrative (page 6)                                      1,129,059           1,388,424
    Research and development (page 6)                                        1,243,219           1,178,259
    Financial                                                                   23,385                --
    Redemption premium on Class B preferred shares (note 9)                    400,000             400,000
                                                                       ---------------     ---------------

                                                                             2,795,663           2,966,683
                                                                       ---------------     ---------------

Loss Before Discontinued Operations                                         (1,833,407)         (2,966,683)

    Loss on discontinued operations (note 16)                                 (893,421)         (1,476,230)
                                                                       ---------------     ---------------

Net Loss                                                               $    (2,726,828)    $    (4,442,913)
                                                                       ===============     ===============

Basic Loss Per Share Before Discontinued Operations                    $         (2.09)    $         (3.38)
                                                                       ===============     ===============

Basic Loss Per Share                                                   $         (3.11)              (5.07)
                                                                       ===============     ===============

Fully Diluted Loss Per Share Before
Discontinued Operations (note 10)                                      $         (2.09)              (3.38)
                                                                       ===============     ===============

Fully Diluted Loss Per Share (note 10)                                 $         (3.11)              (5.07)
                                                                       ===============     ===============

Basic Weighted Average Number of Shares                                        876,738             876,738
                                                                       ===============     ===============







                            - 64 -     F-4





m-Wise, Inc.
Consolidated Statement of Stockholders' Equity
Period from January 1, 2001 to December 31, 2002






                                    Common Shares                Preferred Shares        Accumulated
                                                                                            Other        Additional
                               Number of                    Number of                   Comprehensive      Paid in     Accumulated
                                Shares            $           Shares            $            Loss          Capital       Deficit
                             ------------   ------------   ------------   ------------   ------------   ------------   ------------


Balance, January 1, 2001          876,738              1        268,382          2,684           --     $  1,297,316   $ (1,172,786)

Net Loss                             --             --             --             --             --             --       (4,442,913)

Options granted for
  employee services                  --             --             --             --             --            9,000           --

Financial statement
  translation                        --             --             --             --          (14,665)          --             --
                             ------------   ------------   ------------   ------------   ------------   ------------   ------------

Balance, December 31, 2001        876,738              1        268,382          2,684        (14,665)  $  1,306,316   $ (5,615,699)
                             ============   ============   ============   ============   ============   ============   ============

Balance, January 1, 2002          876,738              1        268,382          2,684        (14,665)  $  1,306,316   $ (5,615,699)

Net Loss                             --             --             --             --             --             --       (2,726,828)

Financial statement
  translation                        --             --             --             --         (163,108)          --             --
                             ------------   ------------   ------------   ------------   ------------   ------------   ------------

Balance, December 31, 2002        876,738              1        268,382          2,684       (177,773)  $  1,306,316   $ (8,342,527)
                             ============   ============   ============   ============   ============   ============   ============











                            - 65 -     F-5






m-Wise, Inc.
Schedule of Expenses
Years Ended December 31, 2002 and 2001



                                                                          2002                2001

General and Administrative
    Consulting                                                   $       340,434     $       596,797
    Payroll and related expenses                                         228,990             202,147
    Marketing                                                            179,545             153,573
    Other expenses                                                       110,463              28,331
    Communications                                                        90,412              53,251
    Rent                                                                  65,992              84,414
    Professional services                                                 64,864             211,024
    Travel                                                                42,024              50,284
    Depreciation                                                           6,335               8,603
                                                                   ---------------     ---------------

                                                                 $     1,129,059     $     1,388,424
                                                                   ---------------     ---------------

Research and Development
    Payroll and related expenses                                 $       508,408     $       824,983
    Materials and components                                             368,080               9,300
    Travel                                                               175,231             132,874
    Vehicle maintenance                                                   86,661             114,057
    Depreciation                                                          85,129              56,776
    Shipment and freight                                                  19,710              40,269
                                                                   ---------------     ---------------

                                                                 $     1,243,219     $     1,178,259
                                                                   ===============     ===============






                            - 66 -     F-6





m-Wise, Inc.
Consolidated Statement of Cash Flows
Years Ended December 31, 2002 and 2001



                                                                                          2002                2001

Cash Flows from Operating Activities
    Net loss                                                                     $    (2,726,828)    $    (4,442,913)
    Adjustments required to reconcile net loss to net cash used in operating activities:

      Depreciation                                                                       218,121             136,770
      Increase in redemption premium on Class B preferred shares                         400,000             400,000
      Wages and salaries paid by options                                                    --                 9,000
      Accounts receivable and other current assets                                        34,511            (183,689)
      Prepaid and sundry assets                                                          101,916            (117,885)
      Trade accounts payable                                                             714,842             182,551
      Other payables and accrued liabilities                                              36,501             243,214
      Long-term prepaid expenses                                                           1,603             (12,153)
      Accrued severance pay                                                                  721              20,856
                                                                                    ---------------     ---------------

                                                                                      (1,218,613)         (3,764,249)
                                                                                    ---------------     ---------------

Cash Flows from Investing Activities
      Acquisition of equipment                                                          (310,964)           (281,653)
      Foreign exchange on translation                                                   (164,056)            (13,392)
                                                                                    ---------------     ---------------

                                                                                        (475,020)           (295,045)
                                                                                    ---------------     ---------------

Cash Flows from Financing Activities
      Issuance of common stock                                                              --             4,000,304
      Increase in notes payable                                                        1,807,988             300,000
      Repayment of notes payable                                                        (300,000)               --
      Bank indebtedness - gross                                                           (4,994)             10,833
                                                                                    ---------------     ---------------

                                                                                       1,502,994           4,311,137
                                                                                    ---------------     ---------------

Foreign Exchange Gain (Loss) on Cash balances                                                948              (1,273)
                                                                                    ---------------     ---------------

Net (Decrease) Increase in Cash and Cash Equivalents                                    (189,691)            250,570

Cash and Cash Equivalents - beginning of year                                            405,266             154,696
                                                                                    ---------------     ---------------

Cash and Cash Equivalents - end of year                                          $       215,575     $       405,266
                                                                                    ===============     ===============











                            - 67 -     F-7





m-Wise, Inc.
Notes to Financial Statements
December 31, 2002 and 2001



1.       Description of Business and Going Concern

         a)   Description of Business

              m-Wise Inc. (the "Company") is a U.S. corporation which develops interactive messaging platforms for mobile phone-based commercial applications, transactions and information services with internet billing capabilities.

              The Company has a wholly-owned subsidiary in Israel, which was incorporated in 2000 under the laws of Israel and a wholly-owned subsidiary in England, which was incorporated in 2000 under the laws of England.

              The English company has wholly-owned subsidiaries in France, Italy and Spain, which were incorporated under the laws of their respective countries.

         b)   Going Concern

              The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced recurring losses since inception and has negative cash flows from operations that raise substantial doubt as to its ability to continue as a going concern. For the years ended December 31, 2002 and 2001, the Company experienced net losses of $2,726,828 and $4,442,913 respectively.

              The Company is in an industry where operational fluctuation is usually higher than other ordinary industries. The accompanying financial statements reflect management's current assessment of the impact to date of the economic situation on the financial position of the Company. Actual results may differ materially from management's current assessment.

              The Company's ability to continue as a going concern is also contingent upon its ability to secure additional financing, continuing sale of its products and attaining profitable operations.

              Management is pursuing various sources of equity financing. Although the Company plans to pursue additional financing, there can be no assurance that the Company will be able to secure financing when needed or obtain such on terms satisfactory to the Company, if at all.

              The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.





                            - 68 -     F-8





m-Wise, Inc.
Notes to Financial Statements
December 31, 2002 and 2001



2.       Summary of Significant Accounting Policies

         The accounting policies of the company are in accordance with U.S. generally accepted accounting principles, and their basis of application is consistent with that of the previous year. Outlined below are those policies considered particularly significant:

         a)   Reporting currency

              A majority of the Company's revenues are generated in U.S. dollars. In addition, a substantial portion of the Company's costs are incurred in U.S. dollars. Management has determined that the U.S. dollar will be used as the Company's functional and reporting currency.

              Accordingly, financial statements of subsidiaries maintained in currencies other than the reporting currency are being translated into U.S. dollars in accordance with Statement of Financial Accounting Standard No. 52 (SFAS 52), "Foreign Currency Translation". All translation gains and losses are directly reflected separately in stockholders' equity as Accumulated Other Comprehensive Income or Loss.

              Foreign currency transactions of subsidiaries have been translated to their functional currencies at the rate prevailing at the time of the transaction. Realized foreign exchange gains and losses have been charged to income in the year.

         b)   Cash and cash equivalents

              Cash equivalents include cash and highly liquid investments with initial maturities of three months or less.

         c)   Prepaid expenses

              Prepaid expenses are amortized using the straight-line method over the period during which such costs are recovered.

         d)   Equipment and Depreciation

              Equipment are stated at cost less accumulated depreciation. Depreciation is based on the estimated useful lives of the assets and is provided using the undernoted annual rates and methods:

                 Furniture and equipment       6-15%      Straight-line
                 Computer equipment              33%      Straight-line





                            - 69 -     F-9





m-Wise, Inc.
Notes to Financial Statements
December 31, 2002 and 2001



2.       Summary of Significant Accounting Policies (cont'd)

         e)   Revenue Recognition

              The Company generates revenues from product sales, licensing, customer services and technical support.

              Revenues from products sales are recognized in accordance with Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" ("SAB No. 101") when delivery has occurred provided there is persuasive evidence of an agreement, the fee is fixed or determinable and collection of the related receivable is probable.

              Technology license revenues are recognized in accordance with SAB No. 101 at the time the technology and license is delivered to the customer, collection is probable, the fee is fixed and determinable, a persuasive evidence of an agreement exists, no significant obligation remains under the sale or licensing agreement and no significant customer acceptance requirements exist after delivery of the technology.

              Revenues relating to customer services and technical support are recognized as the services are rendered ratably over the period of the related contract.

              The Company does not sell products with multiple deliverables. It is management's opinion that EITF 00-21, "Revenue Arrangements With Multiple Deliverables" is not applicable.

         f)   Research and Development Costs

              Research and development costs are expensed as incurred.

         g)   Use of Estimates

              The preparation of financial statements, in conformity with U.S. generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.




                            - 70 -     F-10




m-Wise, Inc.
Notes to Financial Statements
December 31, 2002 and 2001



2.       Summary of Significant Accounting Policies (cont'd)

         h)   Concentration of Credit Risk

              SFAS No. 105, "Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk", requires disclosure of any significant off-balance sheet risk and credit risk concentration. The Company does not have significant off-balance sheet risk or credit concentration. The Company maintains cash and cash equivalents with major Israel financial institutions.

         i)   Fair Value of Financial Instruments

              The estimated fair value of financial instruments has been determined by the Company using available market information and valuation methodologies. Considerable judgment is required in estimating fair value. Accordingly, the estimates may not be indicative of the amounts the Company could realize in a current market exchange. At December 31, 2001 and 2002, the carrying amounts of cash equivalents, short-term bank deposits, trade receivables and trade payables approximate their fair values due to the short-term maturities of these instruments.












                            - 71 -     F-11





m-Wise, Inc.
Notes to Financial Statements
December 31, 2002 and 2001


2.       Summary of Significant Accounting Policies (cont'd)

         j)   Impact of Recently Issued Accounting Standards

              The FASB recently issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," that is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB's new rules on asset impairment supercede FASB Statement 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and portions of APB Opinion 30, "Reporting the Results of Operations." SFAS No. 144 provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that must be met to classify an asset as "held-for-sale." Classification as "held-for-sale" is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. SFAS No. 144 also requires expected future operating losses from discontinued operations to be displayed in the period(s) in which the losses are incurred, rather than as of the measurement date as currently required. The provisions of SFAS No. 144 are not expected to have a material effect on the company's financial position or operating results.


3.       Accounts Receivable and other current assets


                                                 2002                2001

      Trade debtors                    $       127,868     $       208,999
      Value added taxes receivable             100,857              29,363
      Accrued income                               573               3,730
      Other                                      3,024              24,741
                                        ---------------     ---------------

                                       $       232,322     $       266,833
                                        ===============     ===============

4.       Long-term Prepaid Expenses

         The long-term prepaid expenses consist of prepaid car lease payments representing the last three months of the lease period ending in the year 2004.












                            - 72 -     F-12





m-Wise, Inc.
Notes to Financial Statements
December 31, 2002 and 2001



5.       Equipment

         Equipment is comprised as follows:

                                                                2002                                    2001
                                                                       Accumulated                            Accumulated
                                                      Cost             Depreciation           Cost            Depreciation
                                                 ---------------     ---------------     ---------------     ---------------

      Furniture and equipment                    $        70,176     $        22,510     $        52,276     $        16,087
      Computer equipment                                 830,961             378,653             517,113             146,171
                                                 ---------------     ---------------     ---------------     ---------------

                                                 $       901,137     $       401,163     $       569,389     $       162,258
                                                 ---------------     ---------------     ---------------     ---------------

      Net carrying amount                                            $       499,974                         $       407,131
                                                                     ---------------                         ---------------


6.       Other payables and accrued expenses

                                                                                   2002                2001

      Employee payroll accruals                                           $       119,106     $        88,950
      Accrued payroll taxes                                                        78,939              57,452
      Accrued expenses                                                            242,988             242,908
      Others                                                                        5,149              20,371
                                                                            ---------------     ---------------

                                                                          $       446,182     $       409,681
                                                                            ===============     ===============











                            - 73 -     F-13




m-Wise, Inc.
Notes to Financial Statements
December 31, 2002 and 2001


7.   Accrued Severance Pay

     The company accounts for its potential severance liability of its Israel subsidiary in accordance with EITF 88-1, "Determination of Vested Benefit Obligation for a Defined Benefit Pension Plan". The Company's liability for severance pay is calculated pursuant to applicable labour laws in Israel on the most recent salary of the employees multiplied by the number of years of employment as of the balance sheet date for all employees. The Company's liability is fully accrued and reduced by monthly deposits with severance pay funds and insurance policies. As at December 31, 2001 and 2002, the amount of the liabilities accrued were $38,468 and $49,842 respectively. Severance pay expenses for the years ended December 31 2001 and 2002 were $20,856 and $2,013.

     The deposit funds include profits accumulated up to the balance sheet date from the Israeli company. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay laws or labour agreements. Cash surrender values of the deposit funds as at December 31, 2001 and 2002 were $17,612 and $28,265 respectively. Income earned from the deposit funds were immaterial for 2001 and 2002.

     The value of these policies is recorded as an asset in the Company's balance sheet. Severance pay expenses for the years ended December 31, 2001 and 2002 were $20,856 and $2,013 respectively.


8.   Notes Payable

                                                                                        2002                2001


   Syntek Capital AG - a significant shareholder until July 2002               $       900,000     $       150,000
   DEP Technology Holdings Ltd. - a significant shareholder until July 2002            900,000             150,000
   Accrued interest                                                                      7,988                --
                                                                                 ---------------     ---------------

                                                                               $     1,807,988     $       300,000
                                                                                 ===============     ===============


 The promissory notes are unsecured, bear interest at the per annum LIBOR rate offered by Citibank North America and are repayable on December 31, 2007. The annual principal repayments are calculated as 2.5% of annual revenues. To date, no principal repayments have been made. These notes replace the notes originally issue in 2001.






                             - 74 -     F-14





m-Wise, Inc.
Notes to Financial Statements
December 31, 2002 and 2001



8.   Notes Payable (cont'd)

     Under the loan agreements, the company is not allowed to declare dividends except for the purpose of redemption of common stock owned by Ogen LLC, one of the stockholders of the Company.

     The Company may not create a pledge, charge or other encumbrance over any or all of its assets for financing without the lenders' consent and must provide notice to the lender at least 10 days prior to any such action.


9.   Redeemable Preferred Shares

     The Company has issued Series "B" preferred shares, redeemable at the option of the holder at a price equal to $8.17 per share plus 10% per annum from the date of purchase through the redemption date. The shares must be redeemed upon receipt of written request of the holder not less than 60 nor more than 120 days prior to January 11, 2006.

     The Company recorded the transaction in accordance with EITF D-98, "Classification and Measurement of Redeemable securities". As such, the preference shares have been presented outside of permanent equity at its redemption value. The premium on redemption is being charged to the statement of operations as incurred.


10.  Capital Stock

 Authorized
  210,000,000   Common shares
  170,000,000   Preferred shares
                Series "A": convertible, voting,  par value of $0.01 per share
                Series "B": 10% non-cumulative dividend, redeemable, convertible, voting, par value of $0.01 per share
                Series "C": 10% non-cumulative dividend, redeemable, convertible, voting, par value of $0.01 per share

                                                         2002          2001
  Issued
   876,738      Common shares                        $       1      $       1
   268,382      Series "A" Preferred shares              2,684          2,684
                                                     ---------     ----------

                                                     $   2,685      $   2,685
                                                     =========     ==========

On January 9 2001, 489,456 Series "B" Preferred shares were issued for cash consideration of $4,000,304 as described in note 9.






                             - 75 -     F-15





m-Wise, Inc.
Notes to Financial Statements
December 31, 2002 and 2001



10.  Capital Stock (cont'd)


     Stock warrants and options:

     The company accounted for its stock options and warrants in accordance with SFAS 123 "Accounting for Stock - Based Compensation" and SFAS 148 "Accounting for Stock - Based compensation - Transition and Disclosure." Value of options granted has been estimated by the Black Scholes option pricing model. The assumptions are evaluated annually and revised as necessary to reflect market conditions and additional experience. The following assumptions were used:

                                   2002                     2001

                              Israel International     Israel International
                            --------------------------------------------------

      Interest rate             5%        5%             5%         5%
      Expected volatility      50%       50%            50%        50%
      Expected life in years    8        10              8         10

     In April 2000, 56,180 warrants were issued to one of the shareholders with his preferred Class "A" shares for a total investment of $750,000. Warrants have no expiry date and an exercise price for common stock of the company at $4.45 per share. No value was assigned to the warrants and the total investments net of par value of preferred Class "A" shares has been presented as additional paid in capital.

     In February 2001 the Board of Directors of the Company adopted two option plans to allow employees and consultants to purchase ordinary shares of the company.

     The Israel 2001 share option plan granted 100,000 stock options for the common stock of the company having a $0.01 nominal par value each and an exercise price of $0.01. The International 2001 share option plan granted 50,000 stock options for the common stock having a $0.01 nominal par value each and an exercise price of $0.01.

     The options vest gradually over a period of 4 years from the date of grant for Israel and 10 years (no less than 20% per year for five years for options granted to employees) for the International plan. The term of each option shall not be more than 8 years from the date of grant in Israel and 10 years from the date of grant in the International plan.

     The stock options and the preferred shares have not been included in the calculation of the diluted earnings per share as their inclusion would be antidilutive.





                             - 76 -     F-16





m-Wise, Inc.
Notes to Financial Statements
December 31, 2002 and 2001



10.  Capital Stock (cont'd)


     The following table summarizes the stock option activity during 2002 and 2001:


                                                            2002                         2001

                                                    Israel International         Israel International
                                                   ---------------------------------------------------


         Outstanding, beginning of year               50,000       100,000          --           --
            Granted                                     --            --          50,000      100,000
            Exercised                                   --            --            --           --
            Cancelled                                   --            --            --           --
                                                   ---------------------------------------------------

         Outstanding,end of year                      50,000       100,000        50,000      100,000
                                                   ---------------------------------------------------

         Weighted average fair value of
             options granted during the year           3,000         6,000         1,500        3,000
                                                   ===================================================


11.  Lease Commitments

     The Company is committed to lease obligations, expiring December 2003. Future minimum annual payments (exclusive of taxes, insurance and maintenance costs) under these leases are as follows:

                       2003                  $         24,000
                                             ----------------


12.  Income Taxes

     The company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". This Standard prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates. The effects of future changes in tax laws or rates are not anticipated.





                             - 77 -     F-17




m-Wise, Inc.
Notes to Financial Statements
December 31, 2002 and 2001



12.  Income Taxes (cont'd)

     Under SFAS No. 109 income taxes are recognized for the following: a) amount of tax payable for the current year, and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the financial statements than for tax purposes. Management determined that accounting values of its assets and liabilities recorded are not materially different from their tax values and therefore no deferred tax assets/liabilities have been setup to account for the temporary differences.

     The Israeli subsidiary maintains an investment program in hardware and software in the amount of $75,000 and has been granted the status of "Approved Enterprise" under the Law for the Encouragement of Capital Investments, 1959 in Israel. This status entitles the Company to an exemption from tax on income derived there from for a period of 10 years starting in the year in which the Company first generates taxable income, but not later than 14 years from the date of approval which was received on December 2002 or 12 years from commencement of operations. The tax-exempt profits that will be earned by the Company's "Approved Enterprises" can be distributed to shareholders, without imposing tax liability on the Company only upon its complete liquidation. If these retained tax-exempt profits are distributed in a manner other than in the complete liquidation of the Company they would be taxed at the corporate tax rate applicable to such profits as if the Company had not elected the alternative system of benefits (depending on the level of foreign investment in the Company) currently between 10% to 25% for an "Approved Enterprise". Under SFAS 109, a deferred tax liability normally would be recorded relating to taxes that would be owed on the distribution of profits even if management does not intend currently to declare dividends. As at December 31, 2002, the Israel subsidiary has not reported any taxable income and there was an accumulated deficit of approximately $220,000. There was no deferred tax liability to be recorded in the year.

     The company has deferred income tax assets as follows:

                                                                                 2002                2001

     Deferred income tax assets
        Non-capital losses carried forward                               $     1,105,000           1,090,000
        Valuation allowance for deferred income tax assets                    (1,105,000)         (1,090,000)
                                                                         ---------------     ---------------

                                                                         $          --       $          --
                                                                         ===============     ===============





                             - 78 -     F-18





m-Wise, Inc.
Notes to Financial Statements
December 31, 2002 and 2001




12.  Income Taxes (cont'd)

     The company provided a valuation allowance equal to the deferred income tax assets because it is not presently more likely than not that they will be realized.

     The company has accumulated tax losses in all of its subsidiaries. The European subsidiaries will be liquidated as described in note 16. For the United States and Israel subsidiaries, it is not likely that the company will be able to generate income to utilize the tax loss. Therefore, no deferred tax assets have been set up to record the tax benefits.

     As at December 31, 2002, the company has approximately $4,200,000 and $220,000 tax losses carried forward in its United States and Israeli subsidiaries. Losses in the United States subsidiary, if not utilized, will expire in twenty years from the year of origin, December 31, 2020 to December 31, 2022. For the Israel subsidiary, the losses can be carried forward indefinitely to reduce income taxes on future taxable income.


13.  Related Party Transactions

     During the year the company made payments to its directors as follows:


                                                 2002                2001

   Consulting fees and salaries          $       240,000     $       514,497
                                         ===============     ===============

     These transactions were in the normal course of business and recorded at an exchange value established and agreed upon by the above mentioned parties.


14.  Major Customers

     In 2001, the company had two major customers, primarily in Europe, which accounted for 85% of the total revenue. In 2002, sales to another three major customers accounted for 73% of the total revenue, of which 65% were in the United Kingdom and 35% were in Asia.





                             - 79 -     F-19





m-Wise, Inc.
Notes to Financial Statements
December 31, 2002 and 2001




15.   Segmented Information

                                       Israel          U.K.         France        Italy         Spain          USA

      Gross revenue -     2002          28,928       291,018        25,203       250,916          --       1,023,047
                          2001            --         517,304           471        68,119          --            --
      Net income(loss) -  2002      (1,810,889)     (551,423)     (352,496)       84,261      (107,345)      481,906
                          2001      (1,690,396)   (1,246,511)     (171,643)      (23,399)      (34,677)     (876,287)
      Total assets -      2002         311,613       180,483        74,292       220,237        44,895       220,178
                          2001         324,649       376,990        59,070       116,484        37,440       301,103

16.  Discontinued Operations

     The company accounted for the discontinued operations in accordance with SFAS No. 144 "Accounting for the impairment or disposal of long-lived assets" and SFAS No. 146 "Accounting for costs associated with exit or disposal activities". All assets within the discontinued operations have been written-down to fair value, and any further gain or loss from the disposal of these assets shall be recorded at the time of disposal.

     Due to the high costs and low revenues in the European application service provider (ASP) market, the Company's management has decided to allow the liquidation of the English subsidiary, m-Wise Ltd., and its three subsidiaries in Italy, France and Spain, by creditors and local legal authorities. These subsidiary companies have effectively ceased conducting business (m-Wise Italy's 2-year ASP contract with Vodafone Omnitel expired in the end of March 2003), and the liquidation process is expected to take place within the next fiscal period.





                             - 80 -     F-20





m-Wise, Inc.
Notes to Financial Statements
December 31, 2002 and 2001


16.  Discontinued Operations (cont'd)

     The discontinued operations are comprised of the following:

                                                U.K.         France        Italy        Spain

     Cash -                        2002         7,301           138         1,053       3,156
                                   2001        17,931           192        10,184           -
     Accounts receivable -         2002         6,411        52,714        40,004       9,314
                                   2001       132,253        16,078        80,750         219
     Prepaid and sundry assets -   2002         7,412         3,324         2,603           -
                                   2001        83,768        17,678         3,310           -
     Computer equipment (net) -    2002        88,054        18,117       176,578      32,425
                                   2001       142,556        25,122        22,239      37,221
     Other equipment (net) -       2002           465             -             -           -
                                   2001           487             -             -           -
     Trade accounts payable -      2002       501,754       249,396        71,729      76,410
                                   2001       264,322        28,866        16,634       3,610
     Accrued expenses -            2002             -        66,966        34,741           -
                                   2001       211,376        24,231        12,285           -


     According to the disposal plan of management, the equipment of the subsidiary would be transferred to the Israeli subsidiary for future operations of the company. Equipment has been recorded at its net book value and no write down is considered necessary by management.

     The ability or requirement to pay any or all of the current liabilities included in the discontinued operations of approximately $900,000 is currently uncertain. Therefore, the obligation is recorded at its face value and will be taken into income at the time when the amounts to be paid are determinable.

     The disposal costs of the subsidiaries is considered to be immaterial by management. No provision has been made.





                             - 81 -     F-21





m-Wise, Inc.
Notes to Financial Statements
December 31, 2002 and 2001




17.  Subsequent Events

     a) In January 2003, the company issued 4,279,816 common shares for $250,000 of legal services with regard to the registration of its securities with the Securities Exchange Commission.

     b) In January 2003, the Israel 2001 share option plan granted its 300,000 stock options for the common stock of the company. The option has a $0.01 nominal par value each and an exercise price of $0.01. The options have the same features as the option granted in February 2001 as described in Note 9.

     c) In January 2003, the Israel 2003 share option plan granted 419,247 stock options for the Class "B" preferred shares of the company having a $0.01 nominal par value each and an exercise price of $0.01. The International 2003 share option plan granted 654,390 stock options for the Class "B" preferred shares of m-Wise, Inc. having a $0.01 nominal par value each and an exercise price of $0.01. The options have the same features as the option granted in February 2001 as described in Note 9.

     d) In January 2003, the company issued 6,315,258 Class "C" preferred shares, as described in Note 9, at par value to a shareholder, who became a significant shareholder, in lieu of the financing fees for the credit line facility of $300,000 offered by the shareholder.

     e) In January 2003, the company issued 180,441 warrants with an exercise price of $0.01 for common shares of the company in lieu of legal services. The warrant has no expiry date.

     f) In January of 2003, the company was awarded a joint Israeli Singapore government grant with Hewlett Packard in the amount of $186,343.











                             - 82 -     F-22






No dealer, salesman or other person is authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This Prospectus does not constitute an offer to sell or a solicitation to an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.




---------------------------------------
           TABLE OF CONTENTS       Page
                                   ----
Prospectus Summary................   2
Risk Factors......................   4                m-Wise, Inc.
Additional Information............   5
Dividend Policy...................   5
Market Price of common stock......   6
Plan of Operation.................   6
Business..........................   7
Management........................  10
Principal stockholders............  14              6,000,000  SHARES
Selling stockholders..............  14
Plan of Distribution..............  21
Certain Transactions..............  21
Description of Securities.........  22                 PROSPECTUS
Interest of Named Experts and
     Counsel......................  23
Experts...........................  23
Indemnification...................  23
Financial Statements.............. F-1
---------------------------------------

Until ______, 2004 (90 days after the
date of this prospectus) all dealers
that effect transactions in these
securities, whether or not participating
in this offering, may be required to                     , 2003
deliver a prospectus. This is in
addition to the dealers' obligation to
deliver a prospectus when acting as
underwriters and with respect to their
unsold allotments or subscriptions.

                         m-Wise, INC.
                           PART II


Item 24.    Indemnification of Directors and Officers.

      We have adopted provisions in its articles of incorporation and bylaws that limit the liability of its directors and provide for indemnification of its directors and officers to the full extent permitted under the Delaware General Corporation Law. Under our articles of incorporation, and as permitted under the Delaware General Corporation Law, directors are not liable to us or its stockholders for monetary damages arising from a breach of their fiduciary duty of care as directors. Such provisions do not, however, relieve liability for breach of a director's duty of loyalty to us or its stockholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived as improper personal benefit or liability for the payment of a dividend in violation of Delaware law. Further, the provisions do not relieve a director's liability for violation of, or otherwise relieve us or our directors from the necessity of complying with, federal or state securities laws or affect the availability of equitable remedies such as injunctive relief or recission.

      At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of us where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.


Item 25.  Other Expenses of Issuance and Distribution.


           Filing fee under the Securities Act of 1933        $      77.66
           Printing and engraving(1)                          $  15.000.00
           Legal Fees                                         $  10,000.00
           Blue Sky Fees                                      $   1,200.00
           Auditors Fees(1)                                   $  45,000.00
           NASD Filing Fees                                   $     500.00
           Miscellaneous(1)                                   $   8,222,34
                                                              ------------
           TOTAL(2)                                           $  80,000.00

(1)      Estimates

(2) Hilltek Investments Limited, a selling stockholder herein, will pay all of the expenses listed above.

Item 26. Recent Sales of Unregistered Securities.



                                   Class of                     Total
Purchaser                Date       Stock         Shares        Price
----------               ----       ------        ------        -----
e-Street
  International, AG     01/09/01    Series B    1,468,368   $2,000,162(1)(6)

D.E.P. Technology
  Holdings Ltd.         01/09/01    Series B    1,468,368   $2,000,162(1)(6)

Cap Ventures Ltd.       04/12/00    Series A    1,012,032   $750,000(1)(2)(6)

Cap Ventures Ltd.       09/04/00    Series A      337,080   $250,000(1)(6)

Cap Ventures Ltd.       11/15/00    Series A      261,180   $300,000(1)(6)

Proton Marketing
  Associates, LLC       02/03/00    Common      1,995,840   $3,326.4(1)(6)

Putchkon.com, LLC       02/03/00    Common      1,552,320   $2,587.2(1)(6)


Chinese Whispers, LLC   02/03/00    Common        604,800   $1,008(1)(6)

Ogen, LLC               02/03/00    Common        887,040   $1,478.4(1)(6)
Doron Cohen             02/03/00    Common         64,170   $106.95(1)(6)

Irit Cohen              02/03/00    Common         64,170   $106.95(1)(6)

Yuval Horn              02/03/00    Common         92,088   $153.48(1)(6)


Miretzky Holdings
Limited (2)             01/25/03    Series C      37,891,548(3)(6)
Doron Cohen -
 David Cohen,
 Law Offices            01/16/03    Warrants -     1,082,646(4)(6)
                                    Series B
Hilltek Investments
 Limited                06/24/03    Common         6,000,000(5)



(1)   Purchaser paid cash for its securities.

(2) Plus a warrant to purchase 337,080 shares of common stock, at an exercise price of $0.74 per share.

(3) In January 2003, m-Wise issued in consideration for the provision of a credit line in an amount of $300,000, 37,891,548 shares of Series C preferred stock to Miretzky Holdings Limited.

(4) On January 16, 2003, m-Wise issued Doron Cohen - David Cohen, Law Offices 1,082,646 warrants to purchase shares of Series B Preferred Stock.

(5) On June 24, 2003, m-Wise issued 6,000,000 shares of its common stock to Hilltek Investments Limited in exchange for consulting services rendered to us.

(6) All share amounts reflect a six-for-one forward split effected in November 2003 and do not reflect any conversion of preferred stock or exercise of warrants or options in shares of common stock.


No underwriter was involved in any of the above transactions. Each of the transactions was exempt under section 4(2) of the Securities Act of 1933 as one not involving any public offering.

Listed below is a list of options issued by us during the last three years pursuant to each of our Option Plans, each of the options were issued to employees of m-Wise:

Israel Share Option Plan (2001)


We have issued an aggregate of 2,400,000 options to purchase common Stock pursuant to our Israel Share Option Plan (2001) to our employees and certain former employees (including employees of our subsidiaries) for services rendered to us.


Nir Frishman and Barak Galili (beneficial owners of Ogen, LLC )
 600,000 options granted on January 16, 2003
Gabriel Kabazo 150,000 options granted onSeptember 21, 2003
Nir Simionovich 360,000 options granted onSeptember 21, 2003 Lior Zolty 180,000 options granted onSeptember 21, 2003
Miri Malkin 210,000 options granted onSeptember 21, 2003
Alona Shatchan 180,000 options granted onSeptember 21, 2003 Shay Kahlon 360,000 options granted onSeptember 21, 2003
Igor Gladishev 180,000 options granted onSeptember 21, 2003 Oded Arbel 180,000 options granted onSeptember 21, 2003


International Share Option Plan (2001):

We have issued an aggregate of 300,000 options to purchase shares of our common Stock pursuant to our International Share Option Plan (2001) to an employee of our subsidiary in exchange for services rendered to us.

James Crossley (beneficial owner of Chinese Whispers , LLC) 300,000 options granted onJune 1, 2001


Israel Stock Option  Plan (2003):

We have issued an aggregate of 16,055,850 options to purchase shares of our common stock pursuant to our Israel Stock Option Plan (2003) to our employees and certain former services providers (including employees and service providers of our subsidiaries) for services rendered to us.


Inter-Content Development for the Internet Ltd. 7,457,010 options granted onJanuary 16, 2003
Gabriel Kabazo 402,114 options granted on September 21, 2003
Nir Simionovich 191,490 options granted on  September 21, 2003
Zach Sivan 2,668,416 options granted on  January 16, 2003
Asaf Lewin 5,336,820 options granted on  January 16, 2003


International Share Option Plan (2003):

We have issued an aggregate of 25,061,094 options to purchase shares of our common stock pursuant to our International Share Option Plan (2003) to our employees and certain former employees (including employees of our subsidiaries) in exchange for services rendered to us.

Proton Marketing Associates, LLC 10,432,566 options granted on
January 16, 2003

Putchkon. com, LLC 10,876,080 options granted on  January 16, 2003

Rony Cohen 2,668,416 options granted on  January 16, 2003

Leora Penchina 1,084,032 options granted on January 16, 2003


No underwriter was involved in any of the above transactions. Each of the transactions was exempt under section 4(2) of the Securities Act of 1933 as one not involving any public offering.


(1) Each option was issued to an employee or consultant of m-Wise in consideration for services rendered to m-Wise.


Item 27. Exhibits and Financial Schedules


3.   Certificate of Incorporation and Bylaws

     3.1.     Amended and Restated Certificate of Incorporation(4)

     3.2      Bylaws(1)

     4.       Instruments defining the rights of security holders

     4.1 Purchase and registration rights agreement and schedule of details.(1)


     5.1      Opinion of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP(2)


     10.      Material Contracts

              10.1 Amended and Restated Employment Agreement with Mordechai Broudo(1)

              10.2 Amendment to Amended and Restated Employment Agreement with Mordechai Broudo(1)

              10.3 Amended and Restated Employment Agreement with Shay Ben-Asulin(1)

              10.4 Amendment to Amended and Restated Employment Agreement with Shay Ben-Asulin(1)

              10.5     Employment Agreement, Gabriel Kabazo(1)

              10.6     Confidentiality rider to Gabriel Kabazo Employment
                       Agreement(1)

              10.7     Employment Agreement Asaf Lewin(1)

              10.8     2003 International Share Option Plan(1)

              10.9 Form of Option Agreement, 2003 International Share Option Plan(1)

              10.10    2001 International Share Option Plan(1)

              10.11 Form of Option Agreement, 2001 International Share Option Plan(1)

              10.12    2003 Israel Stock Option Plan(1)

              10.13    Form of Option Agreement, 2003 Israel Stock Option
                       Plan(1)

              10.14    2001 Israel Share Option Plan(1)

              10.15    Form of Option Agreement, 2001 Israel Share Option
                       Plan(1)


              10.16    Investors' Rights Agreement dated January 11, 2001
                       (1)

              10.17    Stockholders Agreement(1)

              10.18 Agreement for Supply of Software and Related Services dated October 14, 2002, by and between i Touch plc and m-Wise, Inc. (1)(3)

              10.19 Purchase agreement between m-Wise, Inc. and Comtrend Corporation dated May 22, 2002(2)

              10.20 Amended and Restated Consulting agreement between Hilltek Investments Limited and m-Wise dated November 13, 2003(2)

     21.      List of Subsidiaries(2)


     23.      Consents of Experts and Counsel

              23.1     Consent of SF Partnership LLP(2)

              23.2 Consent of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP included in Exhibit 5.1 hereto.(2)

     All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.

         (b) Financial Statement Schedules

     All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

(1) Previously filed.
(2) Filed herewith.
(3) Certain portions of this agreement have been redacted and a request for confidential treatment has been submitted to the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.
(4) To be filed by amendment.

Item 28.   Undertakings.

        (a) The undersigned small business issuer hereby undertakes:

             (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

        (I) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to RULE 424(B) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and


                      (iii) Include any material or changed information the plan of distribution.

              (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

              (3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (f) The undersigned small business issuer hereby undertakes that it will:

         (1) For purposes of determining any liability under the Securities Act that the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time the Commission declared it effective.

                 (2) For the purpose of determining any liability under the Securities Act, that each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                              SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it meets all the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tel Aviv, on December 5, 2003.


                                      m-Wise, INC.



                                  By:  /s/ Shay Ben-Asulin
                                      ----------------------------
                                      Shay Ben-Asulin
                                      Chairman


      In accordance with the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities indicated on December 5, 2003.


By:  /s/ Shay Ben-Asulin                 Chairman and Secretary
     ---------------------------------
     Shay Ben-Asulin


By:  /s/ Gabriel Kabazo                  Chief Financial Officer
     ---------------------------------   (Principal Accounting Officer)
     Gabriel Kabazo



By:  /s/ Mordechai Broudo                Chief Executive Officer and Director
     ---------------------------------
     Mordecai Broudo

EXHIBIT INDEX


3.   Certificate of Incorporation and Bylaws

     3.1.     Amended and Restated Certificate of Incorporation(4)

     3.2      Bylaws(1)

     4.       Instruments defining the rights of security holders

     4.1 Purchase and registration rights agreement and schedule of details.(1)


     5.1      Opinion of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP(2)


     10.      Material Contracts

              10.1 Amended and Restated Employment Agreement with Mordechai Broudo(1)

              10.2 Amendment to Amended and Restated Employment Agreement with Mordechai Broudo(1)

              10.3 Amended and Restated Employment Agreement with Shay Ben-Asulin(1)

              10.4 Amendment to Amended and Restated Employment Agreement with Shay Ben-Asulin(1)

              10.5     Employment Agreement, Gabriel Kabazo(1)

              10.6     Confidentiality rider to Gabriel Kabazo Employment
                       Agreement(1)

              10.7     Employment Agreement Asaf Lewin(1)

              10.8     2003 International Share Option Plan(1)

              10.9 Form of Option Agreement, 2003 International Share Option Plan(1)

              10.10    2001 International Share Option Plan(1)

              10.11 Form of Option Agreement, 2001 International Share Option Plan(1)

              10.12    2003 Israel Stock Option Plan(1)

              10.13    Form of Option Agreement, 2003 Israel Stock Option
                       Plan(1)

              10.14    2001 Israel Share Option Plan(1)

              10.15    Form of Option Agreement, 2001 Israel Share Option
                       Plan(1)


              10.16    Investors' Rights Agreement dated January 11, 2001
                       (1)

              10.17    Stockholders Agreement(1)

              10.18 Agreement for Supply of Software and Related Services dated October 14, 2002, by and between i Touch plc and m-Wise, Inc. (1)(3)




                             - 87 -





              10.19 Purchase agreement between m-Wise, Inc. and Comtrend Corporation dated May 22, 2002(2)

              10.20 Amended and Restated Consulting agreement between Hilltek Investments Limited and m-Wise dated November 13, 2003(2)

     21.      List of Subsidiaries(2)


     23.      Consents of Experts and Counsel

              23.1     Consent of SF Partnership LLP(2)

              23.2 Consent of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP included in Exhibit 5.1 hereto.(2)

     All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.

         (b) Financial Statement Schedules





                             - 92 -




         All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.

(1) Previously filed.
(2) Filed herewith.
(3) Certain portions of this agreement have been redacted and a request for confidential treatment has been submitted to the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.
(4) To be filed by amendment.









































                             - 93 -